                                                                   EXHIBIT 10.24


       ================================================================




                            STOCK PURCHASE AGREEMENT


                                     AMONG


                           PACER INTERNATIONAL, INC.,

                           CROSS CON TERMINALS, INC.,


                           CROSS CON TRANSPORT, INC.,


                                      AND

                               RICHARD P. HYLAND



                            DATED AS OF MAY 29, 1998




       ================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                               PAGE
                                                                                               ----
Article I PURCHASE AND SALE OF SHARES                                                           1
       1.1  Transfer of Shares...............................................................   1
       1.2  Purchase Price...................................................................   1
       1.3  Payment at Closing...............................................................   2
       1.4  Delivery of Shares...............................................................   2
       1.5  Further Assurances...............................................................   2

Article II THE CLOSING                                                                          3

Article III FINAL DETERMINATION OF ADDITIONAL AMOUNT                                            3
       3.1  Preparation and Delivery of Statements...........................................   3
       3.2  Adjustments and Payment..........................................................   4

Article IV CONTINGENT PAYMENT                                                                   5
       4.1  Determination of Contingent Payment..............................................   5
       4.2  Option to Receive Contingent in Shares...........................................   7

Article V REPRESENTATIONS AND WARRANTIES OF THE SELLER                                          7
       5.1  Title to the Shares..............................................................   7
       5.2  Authority; Enforceability; Noncontravention; Consents............................   7
       5.3  Investment Representations.......................................................   8

Article VI REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANIES                       9
       6.1  Organization, Power, Authority and Good Standing.................................   9
       6.2  Authority; Authorization, Execution and Delivery; Enforceability.................   9
       6.3  Consents.                                                                          10
       6.4  Capitalization...................................................................  10
       6.5  Subsidiaries; Investments........................................................  11
       6.6  Financial Information............................................................  11
       6.7  Absence of Undisclosed Liabilities...............................................  11
       6.8  Absence of Changes...............................................................  12
       6.9  Tax Matters.                                                                       13
      6.10  Title to Assets, Properties and Rights and Related Matters.......................  14
      6.11  Real Property-Owned or Leased....................................................  15
      6.12  Intellectual Property............................................................  15
      6.13  Agreements, No Defaults, Etc.....................................................  16
      6.14  Litigation, Etc..................................................................  18
      6.15  Compliance with Laws.............................................................  18
      6.16  Insurance.                                                                         19
      6.17  Labor  Relations; Employees......................................................  19
      6.18  ERISA Compliance.................................................................  20

                                                                                               PAGE
                                                                                               ----
      6.19  Environmental Matters............................................................  22
      6.20  Brokers.                                                                           23
      6.21  Related Party Transactions.......................................................  23
      6.22  Accounts and Notes Receivable....................................................  23
      6.23  Bank Accounts; Powers of Attorney................................................  24
      6.24  Suppliers and Vendors............................................................  24
      6.25  Customers.                                                                         24
      6.26  Conflicts of Interest............................................................  24
      6.27  Disclosure.                                                                        24

Article VII REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                                    25
       7.1  Organization; Corporate Authority................................................  25
       7.2  Authority; Authorization; Execution and Delivery; Enforceability; No Conflict....  25
       7.3  Consents.                                                                          25
       7.4  Capitalization...................................................................  26

Article VIII COVENANTS AND AGREEMENTS                                                          26
       8.1  Access to Records and Properties.................................................  26
       8.2  Conduct of the Companies.........................................................  27
       8.3  Efforts to Consummate............................................................  28
       8.4  Negotiation with Others..........................................................  28
       8.5  Termination or Amendment of Certain Agreements...................................  28
       8.6  Proprietary Information..........................................................  29
       8.7  Notice of Prospective Breach.....................................................  29
       8.8  Public Announcements.............................................................  29
       8.9  Cooperation Regarding Tax Filings, Section 338 Election, Etc.....................  29
      8.10  Exchange Proceeds................................................................  30
      8.11  [Intentionally Omitted.].........................................................  31
      8.12  Noncompetition Covenant..........................................................  31
      8.13  Headquarters Lease...............................................................  32
      8.14  Ordinary Course..................................................................  32
      8.15  Registration Rights..............................................................  32

Article IX CLOSING CONDITIONS                                                                  32
       9.1  Conditions to Each Party's Obligations...........................................  32
       9.2  Conditions to Obligations of the Purchaser.......................................  33
       9.3  Conditions to Obligations of the Companies and the Seller........................  35

Article X INDEMNIFICATION                                                                      36
      10.1  Indemnification  Generally; Etc..................................................  36
      10.2  Assertion  of  Claims............................................................  37
      10.3  Notice and Defense of Third Party Claims.........................................  37
      10.4  Survival  of  Representations  and  Warranties...................................  38
      10.5  Limitations on Indemnification...................................................  39
      10.6  Satisfaction of Indemnification Obligations of the Seller Indemnifying Persons...  39
      10.7  Cooperation Regarding Tax Proceedings............................................  40

                                                                                               PAGE
                                                                                               ----

Article XI...................................................................................  41
      11.1  Termination......................................................................  41
      11.2  Effect of Termination............................................................  42

Article XII MISCELLANEOUS PROVISIONS.........................................................  43
      12.1  Amendment........................................................................  43
      12.2  Entire  Agreement................................................................  43
      12.3  Severability.....................................................................  43
      12.4  Benefits of Agreement............................................................  43
      12.5  Expenses.........................................................................  44
      12.6  Remedies.........................................................................  44
      12.7  Notices..........................................................................  44
      12.8  Counterparts.....................................................................  45
      12.9  Governing  Law...................................................................  45
     12.10  Independence of Covenants and Representations and Warranties.....................  46
     12.11  Interpretation; Construction.....................................................  46

                        ANNEXES, SCHEDULES AND EXHIBITS

     ANNEXES
     -------
     Annex I            -   Certain Definitions
     Annex II           -   Determination of Additional Amount
     Annex III          -   Determination of Contingent Payment

     SCHEDULES
     ---------
     Schedule 5.1       -   Title to the Shares
     Schedule 6.1       -   Organization, Power, Authority and Good Standing
     Schedule 6.3       -   Consents
     Schedule 6.4       -   Capitalization
     Schedule 6.5       -   Subsidiaries; Investments
     Schedule 6.6       -   Financial Information
     Schedule 6.7       -   Disclosed Liabilities
     Schedule 6.8       -   Absence of Changes
     Schedule 6.9(a)    -   Tax Matters
     Schedule 6.9(c)    -   Taxing Authority Notifications
     Schedule 6.10      -   Encumbrances
     Schedule 6.11(a)   -   Real Property
     Schedule 6.11(b)   -   Real Property Notices
     Schedule 6.11(c)   -   Leased Property Notices
     Schedule 6.12(a)   -   Licensed Requisite Rights
     Schedule 6.12(b)   -   Patents, Trademarks and Service marks
     Schedule 6.13      -   Contracts
     Schedule 6.14(a)   -   Pending Litigation
     Schedule 6.14(b)   -   Resolved Litigation
     Schedule 6.15      -   Compliance with Laws
     Schedule 6.16(a)   -   Insurance Policies
     Schedule 6.16(b)   -   Insurance Claims, Etc.
     Schedule 6.17      -   Employees
     Schedule 6.18(a)   -   Employee Benefit Plans
     Schedule 6.18(b)   -   ERISA Compliance
     Schedule 6.19(a)   -   Environmental Laws - Violations
     Schedule 6.19(b)   -   Previous Facilities - Environmental Compliance
     Schedule 6.21      -   Related Transactions
     Schedule 6.22      -   Accounts and Notes Receivable
     Schedule 6.23      -   Bank Accounts; Powers of Attorney
     Schedule 7.1       -   Purchaser's Jurisdictions
     Schedule 7.4       -   Purchaser's Capitalization
     Schedule 8.5       -   Terminated or Amended Agreements

EXHIBITS
--------

Exhibit A   -   Form of Opinion of Seller Group's Counsel
Exhibit B   -   Form of General Release
Exhibit C   -   Form of Employment Agreement of Richard P. Hyland
Exhibit D   -   Form of Stockholders Agreement Amendment
Exhibit E   -   Form of Opinion of Purchaser's Counsel

                            INDEX OF DEFINED TERMS

  The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations

                                                    Section or other
Term                                                     Location
----                                                     --------

Acquisition Proposal.......................................Annex I
Additional Amount.........................................Annex II
Affiliate..................................................Annex I
Agreement....................................................12.11
Amended and Restated Stockholder's Agreement............9.2(h)(iv)
Audited Financial Statements.............................6.6(a)(i)
Best Knowledge...............................................12.11
Business Day...............................................Annex I
Business..................................................Preamble
Capital Leases.............................................Annex I
Cash Portion...................................................1.2
Charter Documents..........................................Annex I
Closing Date.....................................................2
Closing Income Statement....................................3.1(a)
Closing Payment.............................................1.3(a)
Closing..........................................................2
Code........................................................6.9(a)
Company Employee Plans.....................................6.18(a)
Company....................................................Caption
Competing Business.........................................8.12(c)
Contingent Payment..........................................4.1(b)
Contract...................................................Annex I
Control....................................................Annex I
Covered Properties.........................................6.19(b)
EBIT.....................................................Annex III
EBIT Certificate............................................4.1(a)
EBIT Determination Date.....................................4.1(a)
Employee Benefit Plan......................................Annex I
Employment Agreement...................................9.2(h)(iii)
Encumbrances...............................................Annex I
Environmental, Health and Safety Laws......................Annex I
ERISA Affiliate............................................Annex I
Estimated Additional Amount.................................1.3(a)
Exchange Proceeds.............................................8.10
Final Determination Date....................................3.1(b)
Financial Statements....................................6.6(a)(ii)
Fiscal Year 1998............................................4.1(b)

                                                    Section or other
Term                                                     Location
----                                                     --------

Funded Indebtedness........................................Annex I
GAAP.......................................................Annex I
General Release.........................................9.2(h)(ii)
Governmental Entity........................................Annex I
Guaranty...................................................Annex I
Headquarters Lease.......................................9.2(h)(i)
Indemnified Persons........................................Annex I
Indemnifying Persons.......................................Annex I
Independent Accounting Firm.................................3.1(b)
Intellectual Property Rights...............................Annex I
Latest Balance Sheet Date...............................6.6(a)(ii)
Latest Balance Sheet....................................6.6(a)(ii)
Law........................................................Annex I
Leased Property............................................6.11(a)
Liability..................................................Annex I
Licensed Requisite Rights...............................6.12(a)(i)
Litigation Expense.........................................Annex I
Losses.....................................................Annex I
Management Consulting Agreement..........................9.2(h)(v)
Material Adverse Change.....................................6.8(i)
Nonrecurring................................................4.1(c)
Notice of Disagreement With Deferred
 Purchase Price Certificate.................................4.1(e)
Notice of Disagreement......................................3.1(b)
Orders.....................................................Annex I
Owned Requisite Rights..................................6.12(a)(i)
Pacer......................................................Caption
Pacer Shares................................................1.3(b)
Permits....................................................Annex I
Permitted Encumbrances.....................................Annex I
Person.....................................................Annex I
Proceedings................................................Annex I
Purchase Price.................................................1.2
Purchaser Indemnified Persons..............................Annex I
Purchaser Indemnifying Persons.............................Annex I
Purchaser Losses...........................................Annex I
Purchaser..................................................Caption
Purchaser's Accountants.....................................3.1(a)
Purchaser's Certificate.....................................3.1(a)
Related Documents...........................................9.2(h)
Requisite Rights........................................6.12(a)(i)
Section 338 Election Forms..............................8.9(b)(ii)
Section 338 Elections....................................8.9(b)(i)
Securities Act.............................................Annex I
Securities.................................................Annex I

                                                    Section or other
Term                                                     Location
----                                                     --------

Seller Group............................................Caption
Seller Indemnified Persons..............................Annex I
Seller Indemnifying Persons.............................Annex I
Seller Losses...........................................Annex I
Seller..................................................Caption
Shares.................................................Preamble
Special Tax Losses......................................Annex I
Stock..................................................Preamble
Stockholders Agreement Amendment....................9.2(h)(iii)
Tax Claim..................................................10.7
Tax Return..............................................Annex I
Tax(es).................................................Annex I
Terminals...............................................Caption
Third Party Claim..........................................10.3
Transport...............................................Caption
Unaudited Financial Statements.......................6.6(a)(ii)

                                                                  EXECUTION COPY

                                     STOCK PURCHASE AGREEMENT dated as of May
                              29, 1998, by and among PACER INTERNATIONAL, INC., a Delaware corporation (the "Purchaser" or
                                                           ---------
                              "Pacer"), CROSS CON TERMINALS, INC., a Delaware corporation ("Terminals"), CROSS CON TRANSPORT,
                                            ---------
                              INC., a Illinois corporation ("Transport";
                                                             ---------
                              Terminals and Transport collectively, the

                              "Companies" and each individually, a "Company"),
                              ----------                            -------
                              and RICHARD P. HYLAND (the "Seller;" and together
                                                          -------
                              with the Companies prior to the Closing, the

                              "Seller Group").
                              -------------

                                    PREAMBLE

          The Companies are engaged in the business (the "BUSINESS") of
                                                          --------
providing intermodal marketing company services and drayage services to third party customers.

          The Seller is the sole shareholder of each Company, with the Seller owning all 250 outstanding shares of the common stock, par value $1.00 per share, of Terminals and all 1,000 shares of the common stock, no par value, of Transport (collectively, the "STOCK"). The shares of Stock owned by the Seller
                              -----
are collectively referred to herein as the "SHARES". The Seller desires to sell
                                            ------
to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares, on the terms and subject to the conditions contained in this Agreement. Certain capitalized terms used in this Agreement are defined on

ANNEX I attached hereto.
-------

          ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows.
                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

1.1       TRANSFER OF SHARES.
          ------------------

          On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Shares, free and clear of all Encumbrances.

1.2       PURCHASE PRICE.
          --------------

          The aggregate purchase price (the "PURCHASE PRICE") to be paid by the
                                             --------------
Purchaser to the Seller for the Shares shall be an aggregate amount equal to the sum of the Cash Portion plus the Pacer Shares issued and delivered by Pacer to
                        ----
the Seller at the Closing pursuant to SECTION 1.3(B).  As used herein, the term
                                      --------------
"CASH PORTION" means the sum of (i) $9,600,000.00 , plus (ii)
 ------------                                       ----
the Additional Amount, if any, as finally determined pursuant to ARTICLE III,
                                                                 -----------
plus (iii) the Contingent Amount, if any, as finally determined pursuant to
----
ARTICLE IV.
----------


1.3       PAYMENT AT CLOSING.
          ------------------

   (a) On the Closing Date, the Purchaser shall pay to the Seller by wire transfer of immediately available funds to the account designated by the Seller, an amount equal to the sum of (i) $9,600,000.00 plus (ii) the Estimated
                                                ----
Additional Amount (the "CLOSING PAYMENT").  As used herein, the term "ESTIMATED
                        ---------------                               ---------
ADDITIONAL AMOUNT" means an amount equal to the sum of (A) $861,902 (calculated
-----------------
as the difference between (x) $1,125,000 (which is the parties' agreed upon estimate of the combined net income of the Companies for the period from (and including) January 1, 1998, through (and including) May 31, 1998) less (y)
                                                                  ----
$263,098 (which is the amount by which the aggregate amount of all dividends and distributions paid by the Companies to the Seller since December 31, 1997, as set forth on Schedule 6.8 exceeds $1,391,000)) plus (B) interest on $861,902 at
             ------------                      ----
the rate of 8% per annum, calculated on a per diem basis from and including June 1, 1998, through but excluding the Closing Date (assuming a year of 365 days).
   (b) At the Closing, the Purchaser shall issue and deliver to the Seller a certificate registered in the Seller's name evidencing 57,000 shares of common stock, $.01 par value (the "Pacer Common Stock"), of Pacer(the "PACER SHARES")
                            ------------------                  ------------
issued in the name of the Seller.

1.4       DELIVERY OF SHARES.
          ------------------

          At the Closing, in consideration of the Purchaser's delivery of the Closing Payment and the Pacer Shares pursuant to SECTION 1.3, (a) the Seller
                                                 -----------
shall deliver to each Company the certificate or certificates representing the Shares of such Company owned by the Seller (or, in lieu thereof, an Affidavit of Loss and Indemnity reasonably satisfactory in form and substance to the Purchaser), duly endorsed for transfer to the Purchaser or accompanied by duly executed stock powers transferring the Shares to the Purchaser, in each case sufficient in form and substance to convey to the Purchaser good title to all of the Shares, free and clear of all Encumbrances, and (b) each Company shall deliver to the Purchaser certificates registered in the name of the Purchaser representing the Shares.

1.5       FURTHER ASSURANCES.
          ------------------

          The Seller shall, at any time after the Closing, upon the request of the Purchaser and at the Purchaser's expense, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other assurances as may be required to transfer, convey, grant and confirm to and vest in the Purchaser good title to (i) the Shares and (ii) any asset used in or necessary for the conduct of the Business that is owned by the Seller or any Affiliate of the Seller (other than fee title to the real estate and improvements thereon to be subject to the Headquarters Lease), in each case free and clear of all Encumbrances.

                                  ARTICLE II

                                  THE CLOSING

          The closing (the "CLOSING") of the transactions contemplated by this
                            -------
Agreement shall take place at the offices of O'Sullivan, Graev & Karabell, LLP, counsel for the Purchaser, at the address set forth in SECTION 12.7, on June 3,
                                                       ------------
1998, or such other place or later date as shall be mutually agreeable to the parties hereto (the "CLOSING DATE"), provided that all of the conditions set
                     ------------
forth in ARTICLE IX have been satisfied or waived (other than those conditions
         ----------
which by their terms are intended to be satisfied at the Closing).

                                  ARTICLE III

                   FINAL DETERMINATION OF ADDITIONAL AMOUNT

3.1       PREPARATION AND DELIVERY OF STATEMENTS.
          --------------------------------------
   (a) As soon as practicable after the Closing, but in no event later than 60 days after the Closing Date, the Purchaser shall prepare and deliver to the Seller (i) a combined statement of operations of the Companies for the period from (and including) January 1, 1998, through (and including) the Closing Date (the "CLOSING INCOME STATEMENT") and (ii) a certificate from the Chief Financial
      ------------------------
Officer of the Purchaser setting forth the Purchaser's calculation of the Additional Amount (the "PURCHASER'S CERTIFICATE" ). As used herein, the term
                        -----------------------
"ADDITIONAL AMOUNT" has the meaning set forth on ANNEX II.  The Closing Income
------------------                               --------
Statement shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Annual Financial Statements (subject to those exceptions set forth on ANNEX II),
                                                                      --------
and shall be reviewed by Arthur Andersen LLP (the "PURCHASER'S ACCOUNTANTS").
                                                   -----------------------

   (b) The Seller (together with his accountants (the "Seller's Accountants") and other advisers, as he may determine) shall be entitled to review the Closing Income Statement, the Purchaser's Certificate and any working papers, trial balances and similar materials relating to the Purchaser's preparation of the Closing Income Statement and/or the Purchaser's Accountants' review thereof for a period of thirty days following the Seller's receipt of the Closing Income Statement and the Purchaser's Certificate. The Purchaser shall provide the Seller (together with the Seller's Accountants and other advisers, as he may determine) with timely access, during the Companies' normal business hours, to each Company's personnel, properties, books and records in connection with such review by the Seller. The Closing Income Statement and the Additional Amount set forth in the Purchaser's Certificate shall become final and binding upon the parties on the thirty-first day following delivery thereof unless the Seller gives written notice to the Purchaser of its disagreement therewith (a "NOTICE
                                                                        ------
OF DISAGREEMENT") prior to such date.  Any Notice of Disagreement shall specify
---------------
in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by the Purchaser, then the Closing Income Statement and the Additional Amount set forth therein (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date on which the Purchaser and the Seller resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date on which any matters in dispute are finally resolved in writing by the Independent Accounting Firm (as defined below). The date on which the Closing Income Statement and the Additional Amount set forth therein so become final and binding is called "FINAL DETERMINATION DATE." During the 30 days immediately
                   ------------------------
following the delivery of any Notice of Disagreement, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement. During such period, the Purchaser and the Seller shall each have reasonable access to the other party's and its accountants' working papers, trial balances and similar materials prepared in connection with the other party's preparation and/or review of the Closing Income Statement and the Notice of Disagreement, as the case may be. At the end of such 30-day period, the Seller and the Purchaser shall submit to an independent "Big 6 public accounting firm (but not Arthur Andersen, LLP) (the "INDEPENDENT ACCOUNTING FIRM") for review and resolution any
                     ---------------------------
and all matters which remain in dispute and which were included in any Notice of Disagreement, and the Independent Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (i) in writing, (ii) furnished to the Purchaser and the Seller as soon as practicable after the items in dispute have been referred to the Independent Accounting Firm, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon the parties to this Agreement. The Closing Income Statement and the Additional Amount set forth thereon, with any adjustments necessary to reflect the Independent Accounting Firm's resolution of the matters in dispute, shall become final and binding on the Purchaser and the Seller on the date the Independent Accounting Firm delivers its final resolution to the parties. The parties shall endeavor in good faith to cause the Independent Accounting Firm to so deliver its final determination within 120 days after the Closing Date. The Independent Accounting Firm shall be Deloitte & Touche, or if such firm is unable or unwilling to act, such other independent "Big 6" public accounting firm as shall be agreed upon by the Purchaser and the Seller in writing or, if the Purchaser and the Seller cannot so agree within the 30-calendar day period referred to above, by lot from among the remaining independent "Big 6" public accounting firms (other than Arthur Andersen) willing to act. Each party shall pay its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the Closing Income Statement and the determination of the Additional Amount and in connection with any such arbitration; provided, however, that the
                                                    --------  -------
fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller on the one hand and the Purchaser on the other hand in the same proportion that the aggregate amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed items so submitted.

3.2       ADJUSTMENTS AND PAYMENT.
          -----------------------

          Upon the final determination of the Additional Amount, pursuant to

SECTION 3.1, the following adjustment shall be made, if any, and the following
-----------
payment shall be made, if any, within five (5) days after the Final Determination Date:

         (i) if the Additional Amount as finally determined is greater than the Estimated Additional Amount, the Cash Portion shall be increased by an amount equal to such excess and the Purchaser shall pay such excess to the Seller, by wire transfer of immediately available funds pursuant to SECTION
                                                                         -------
     1.3(A); or
     ------

         (ii) if the Additional Amount as finally determined is less than the Estimated Additional Amount, the Cash Portion shall be decreased by an amount equal to such deficiency and the Seller shall pay such deficiency to the Purchaser, by wire transfer of immediately available funds to an account designated by the Purchaser; or

         (iii) if the Additional Amount as finally determined equals the Estimated Additional Amount, then no adjustment shall be made to the Cash Portion and no payment shall be required to be made under this ARTICLE III.
                                                                    -----------

                                  ARTICLE IV

                              CONTINGENT PAYMENT

4.1       DETERMINATION OF CONTINGENT PAYMENT.
          -----------------------------------

   (a) As soon as practicable, but in no event later than 30 days following the Purchaser's receipt from the Purchaser's Accountants of the Purchaser's audited consolidated financial statements as of and for the fiscal year ended December 31, 1998, the Purchaser shall provide the Seller with a copy of the combined statement of operations of the Companies for the fiscal year ending December 31, 1998 (the "1998 INCOME STATEMENT"), and a certificate from the Chief Financial
           ---------------------
Officer of the Purchaser (the "EBIT CERTIFICATE") setting forth in reasonable
                               ----------------
detail the Purchaser's calculation of the combined EBIT (as defined on ANNEX
                                                                       -----
III) of the Companies for the fiscal year ending December 31, 1998 (the "1998
                                                                         ----
EBIT AMOUNT").  The 1998 Income Statement and the 1998 EBIT Amount shall be
-----------
prepared and calculated as set forth on ANNEX III.  The Seller (together with
                                        ---------
the Sellers' Accountants and other advisers) shall be entitled to review the 1998 Income Statement and the EBIT Certificate and any working papers, trial balances and similar materials relating to the 1998 Income Statement and the EBIT Certificate prepared by the Purchaser and/or the Purchaser's Accountants for a period of 30 days following the Seller's receipt of the 1998 Income Statement and the EBIT Certificate, and the Purchaser shall, during such period, provide the Seller and the Sellers' Accountants with reasonable access during the Companies' normal business hours to each Company's personnel, properties, books and records in connection with such review. The 1998 EBIT Amount set forth in the EBIT Certificate shall become final and binding upon the parties on the thirty-first day following delivery thereof unless the Seller gives written notice to the Purchaser of its disagreement with the EBIT Certificate (a "NOTICE
                                                                          ------
OF DISAGREEMENT WITH EBIT CERTIFICATE") prior to such date.  Any Notice of
-------------------------------------
Disagreement With EBIT Certificate shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement With EBIT Certificate is delivered by the Seller to the Purchaser, then the 1998 EBIT Amount set forth in the EBIT Certificate (as revised (if at all) in accordance with clause (x) or (y) below), shall become final and binding upon the parties on the earlier of (x) the date the Purchaser and the Seller resolve in writing any differences they have with respect to any matter specified in such Notice of Disagreement With EBIT Certificate or (y) the date any matters in dispute are finally resolved in writing by the Independent Accounting Firm (the date on which the 1998 EBIT Amount becomes final and binding being hereinafter referred to as the "EBIT DETERMINATION DATE"). During the 30 days immediately following
           -----------------------
the delivery of any such Notice of Disagreement With EBIT Certificate, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement With EBIT Certificate. During such period, the Purchaser and the Seller shall each have reasonable access to the other party's and its accountants' working papers, trial balances and similar materials prepared in connection with the other party's preparation and/or review of the 1998 Income Statement, the EBIT Certificate and the Notice of Disagreement With EBIT Certificate, as the case may be. At the end of such 30-day period, the Seller and the Purchaser shall submit to the Independent Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement With EBIT Certificate, and the Independent Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (i) in writing, (ii) furnished to the Purchaser and the Seller as soon as practicable after the items in dispute have been referred to the Independent Accounting Firm, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon the Purchaser and the Seller. The 1998 EBIT Amount, as adjusted to reflect the Independent Accounting Firm's resolution of the matters in dispute, shall become final and binding on the Purchaser and the Seller on the date the Independent Accounting Firm delivers its final resolution to the parties. Each party shall pay its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the 1998 Income Statement and the determination of the 1998 EBIT Amount and in connection with any such arbitration; provided, however, that the
                                                    --------  -------
fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller on the one hand and the Purchaser on the other hand in the same proportion that the aggregate amount of the disputed items submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed items so submitted.

   (b) Upon the final determination of the 1998 EBIT Amount, pursuant to SECTION
                                                                         -------
4.1(A), the following adjustment shall be made to the Cash Portion, if any,
------
within five (5) days after the EBIT Determination Date:

         (i) if the 1998 EBIT Amount as finally determined exceeds $2,997,000.00, the Cash Portion shall be increased by $1,500,000.00 and the Purchaser shall pay to the Seller the amount of such increase by wire transfer of immediately available funds pursuant to SECTION 1.3(A); or
                                                         --------------

         (ii) if the 1998 EBIT Amount as finally determined is more than $2,500,000.00 and less than or equal to 2,997,000.00, the Cash Portion shall be increased by an amount equal to the product of $1,500,000.00 multiplied by a fraction, the numerator of which is the 1998 EBIT Amount less $2,500,000 and the denominator of which is $497,000.00, and the Purchaser shall pay to the Seller the amount of such increase by wire transfer of immediately available funds pursuant to SECTION 1.3(A); or
                                                         --------------

         (iii) if the 1998 EBIT Amount as finally determined is less than or equal to $2,500,000.00, then no adjustment shall be made to the Cash Portion and no payment shall be required under this ARTICLE IV.
                                                         ----------

Any payment made to the Seller pursuant to ARTICLE IV shall be referred to as
                                           ----------
the "CONTINGENT PAYMENT."
     ------------------

4.2       OPTION TO RECEIVE CONTINGENT IN SHARES.
          --------------------------------------

          If the Purchaser shall have completed an initial public offering of the Pacer Common Stock prior to the EBIT Determination Date, the Seller may, at his sole option, elect to receive the Contingent Payment, if any, to which he is entitled pursuant to clause (i) or (ii) of the first sentence of Section 4.1(b)
                                                                 --------------
in shares of Pacer Common Stock, such number of shares to be determined by dividing the amount of such Contingent Payment by an amount equal to the per share Market Price of the Pacer Common Stock determined as of the EBIT Determination Date. As used herein, "Market Price" means, as to any publicly
                                      ------------
traded security, the average of the closing prices of such security's sales on all United States securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in The NASDAQ Stock Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in The NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants as to himself as of the date hereof and as of the Closing Date as follows:

5.1       TITLE TO THE SHARES.
          -------------------

          The Seller is the lawful owner, of record and beneficially, of all of the Shares and has good and marketable title to such Shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. The Seller is not the subject of any bankruptcy, reorganization or similar proceeding. Except for this Agreement and except as set forth on SCHEDULE 5.1,
                                                                  ------------
there are no agreements or understandings between the Seller or any other Person with respect to the acquisition, disposition, transfer, registration or voting of, or any other matters in any way pertaining or relating to, any of the capital stock or other securities of any Company. The Seller does not have any right whatsoever to receive or acquire any additional capital stock or other securities of any Company.

5.2       AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION; CONSENTS.
          -----------------------------------------------------

   (a) The Seller has the full and absolute legal right, capacity, power and authority to enter into this Agreement and each Related Document to which Seller is or will be a party, this Agreement and each Related Document to which the Seller is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by the Seller, and this Agreement and each Related Document is, or upon the execution thereof will be, the valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

   (b) Neither the execution, delivery or performance by the Seller of, nor the performance by the Seller of his obligations under, this Agreement and each Related Document to which the Seller is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any Contract to which the Seller is a party or by which the Seller or his assets may be bound, or (ii) violate any Law applicable to the Seller, which conflict or violation could prevent or impair the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which the Seller is or will be a party or result in an Encumbrance on or against any assets, rights or properties of the Seller or the Company, or on or against any capital stock or other securities of any Company, or give rise to any claim against any Company or the Purchaser.
          (c) Except as set forth on SCHEDULE 5.2, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the Related Documents to which the Seller is or will be a party or the consummation by the Seller of the transactions contemplated hereby or thereby.

5.3       INVESTMENT REPRESENTATIONS.
          --------------------------

   (a) The Seller is acquiring the Pacer Shares to be acquired by the Seller hereunder for his own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

   (b) The Seller understands that (i) the Pacer Shares have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Purchaser in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Pacer Shares must be held by the Seller indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

   (c) The Seller further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Seller) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Pacer Shares acquired hereunder only in limited amounts.

   (d) The Seller is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Purchaser has made available to the Seller or his attorneys and other representatives all agreements, documents, records and books that the Seller has requested relating to his acquisition of the Pacer Shares. The Seller has had an opportunity to ask questions of, and receive answers from, persons acting on behalf of the Purchaser concerning the Purchaser and the terms and conditions of the Seller's acquisition of the Pacer Shares hereunder, and answers have been provided to all of such questions to the full satisfaction of the Seller. The Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of his acquisition of the Pacer Shares hereunder.

   (e) The Seller is not a person who himself is, or would cause the Purchaser to be, disqualified pursuant to Rule 262 promulgated under the Securities Act of 1933, as amended.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER AND THE COMPANIES

          Each Company and the Seller jointly and severally represent and warrant as of the date hereof and as of the Closing Date as follows:

6.1       ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
          ------------------------------------------------

          Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. Each Company is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on
SCHEDULE 6.1, which constitute all the jurisdictions in which the character of
------------
the property owned, leased or operated by such Company or the nature of the business or activities conducted by such Company makes such qualification necessary. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of each Company in each case as amended and in effect on and as of the date this representation is being made and is deemed made. Except as set forth on SCHEDULE 6.1, no Company has (i) engaged in any
                              ------------
business or activity other than the Business or (ii) used within the last five years any trade name or assumed names.

6.2       AUTHORITY; AUTHORIZATION, EXECUTION AND DELIVERY; ENFORCEABILITY.
          ----------------------------------------------------------------

   (a) Each Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Each Company's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by any Company of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of such Company and the Seller, and this Agreement and each Related Document to which such Company is or will be a party has been, or upon such Company's execution thereof will be, duly and validly executed and delivered by such Company and constitutes, or upon such Company's execution and delivery thereof will constitute, a valid and binding obligation of such Company, enforceable against such Company in accordance with its terms.

   (b) Except as set forth on SCHEDULE 6.3, neither the execution and delivery
                              ------------
by any Company of, nor the performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by such Company with any of the provisions hereof and thereof will
(i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of such Company's Charter Documents or any Contract to which any Company is a party, or by which any Company or its assets may be bound, or
(ii) violate any Law applicable to any Company, which conflict or violation could prevent or impair the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents to which any Company is or will be a party or result in an Encumbrance on or against any assets, rights or properties of any Company, or on or against any capital stock or other securities of any Company, or give rise to any claim against any Company or the Purchaser.

6.3       CONSENTS.
          --------

          Except as set forth on SCHEDULE 6.3, no Permit, authorization, consent
                                 ------------
or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required in connection with the execution, delivery and performance by any Company of this Agreement or the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

6.4       CAPITALIZATION.
          --------------

   (a) The authorized capital stock of each Company is as set forth on SCHEDULE
                                                                       --------
6.4, which schedule also sets forth the total number of outstanding shares of
---
each Company.  All such outstanding shares disclosed on SCHEDULE 6.4 are duly
                                                        ------------
and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Seller, without Encumbrance.

   (b) Except as set forth on SCHEDULE 6.4, there are no outstanding securities
                              ------------
which are convertible into, exchangeable for, or carrying the right to acquire, any equity securities of any Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating any Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which any Company is bound with respect to the voting of such Company's or any other Person's capital stock or share capital. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to any Company. Except as set forth on SCHEDULE 6.4, there are no
                                                ------------
Contracts, commitments, arrangements, understandings or restrictions to which any Company, the Seller or any other Person is bound relating in any way to any shares of capital stock or other securities of any Company.

   (c) All securities issued by each Company have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and no Company has violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such securities.

6.5       SUBSIDIARIES; INVESTMENTS.
          -------------------------

          Except as set forth on SCHEDULE 6.5, no Company owns or holds,
                                 ------------
directly or indirectly, any equity interest in any other Person.

6.6       FINANCIAL INFORMATION.
          ---------------------

   (a) SCHEDULE 6.6 attached hereto contains true, correct and complete copies
       ------------
of the following:

         (i) (A) the audited combined balance sheets of the Companies as of December 31, 1997, 1996 and 1995, and the related audited combined statements of operations, stockholder's equity and cash flows of the Companies for the fiscal years then ended, including the footnotes and schedules thereto, as audited by (and together with the report of their audit) Arthur Andersen LLP (all of foregoing being hereinafter collectively called the "ANNUAL FINANCIAL STATEMENTS") and
                 ---------------------------

         (ii) the unaudited combined balance sheet of the Companies as of March 31, 1998 (the "LATEST BALANCE SHEET"; and such date being the "LATEST
                    --------------------                            ------
     BALANCE SHEET DATE"), and the unaudited combined statements of operations,
     ------------------
     stockholder's equity and cash flows of the Companies for the three-month period then ended, including any footnotes and schedules thereto (all of the foregoing, including the Latest Balance Sheet, being hereinafter collectively referred to as the "INTERIM FINANCIAL STATEMENTS"; and the
                                      ----------------------------
     Annual Financial Statements and the Interim Financial Statements collectively, the "FINANCIAL STATEMENTS").
                        --------------------

   (b) The Financial Statements (i) are true, complete and correct, (ii) fairly present the combined financial position of the Companies as of the dates indicated and the combined results of operations of the Companies for the periods indicated, (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject to the exceptions on SCHEDULE 6.6) and (iv) are in accordance with the books and records of the Companies which have been maintained in a manner consistent with historical practice.

6.7       ABSENCE OF UNDISCLOSED LIABILITIES.
          ----------------------------------

          Except as disclosed on SCHEDULE 6.7, no Company has any Liabilities
                                 ------------
except (i) to the extent expressly reflected or reserved against on such Company's Latest Balance Sheet, (ii) Liabilities under Contracts (except resulting from any breach thereof) and (iii) Liabilities incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date (other than any such Liability arising from breach of contract, breach of warranty, tort, infringement, or violation or Law of Proceedings). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial

Accounting Standards Board in March 1975) of or affecting any Company which are not adequately provided for or disclosed on such Company's Latest Balance Sheet or in the notes thereto. No Company has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

6.8       ABSENCE OF CHANGES.
          ------------------

          Since the Latest Balance Sheet Date, except as set forth on SCHEDULE
                                                                      --------
6.8, each Company has been operated in the ordinary course, consistent with past
---
practice, and there has not been:

         (i) any adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers, or prospects of any Company, or any casualty loss or damage to the assets of any Company, whether or not covered by insurance (a "MATERIAL ADVERSE CHANGE");
                              -----------------------

         (ii) any declaration, setting aside or payment of any distribution with respect to any shares of capital stock of any Company, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature to any Affiliate of any Company whether or not on or with respect to any shares of capital stock of such Company owned by such Affiliate (excluding salaries and benefits paid in the ordinary course of business consistent with past practices, and dividends paid in accordance with this Agreement);

         (iii) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of any Company, or any increase in any such compensation payable to any officer, director or key employee;

         (iv) any change in the tax or other accounting methods or practices followed by any Company, any change in the depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

         (v) any change in the manner in which products or services of any Company are marketed (including any change in prices), any change in the manner in which any Company extends discounts or credit to customers or any change in the manner or terms by which any Company collects accounts receivable or otherwise deals with customers;

         (vi) any failure by any Company to make scheduled capital expenditures or investments or any failure to pay trade accounts payable or any other Liability of such Company when due; or

         (vii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing CLAUSES (I) through (VI).
                                            -----------         ----

SCHEDULE 6.8 sets forth the aggregate amount of all dividends and distributions
------------
paid by the Companies since December 31, 1997, including the date and amount of each such payment.

6.9       TAX MATTERS.
          -----------
   (a) Except as set forth on SCHEDULE 6.9(A), each Company and each other
                              ---------------
Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE"), of which any Company is or has been a
                               ----
member:

         (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

         (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

         (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

   (b) Each Company has previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Companies for all completed Tax years of each of the Companies that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were complete and correct.

   (c) Except as set forth in SCHEDULE 6.9(C):
                              ---------------

         (i) no Company has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of any Company, there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to any Company;

         (ii) full and adequate provision has been made (A) on the Latest Balance Sheet Date for all Taxes payable by the Companies for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records each Company for all Taxes payable by such Company for all periods beginning on or after the Latest Balance Sheet Date;

         (iii) no Company has incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with previous years and past practices;

         (iv) no Company (A) is, or has made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code or (B) is, or has been, a "personal holding company" within the meaning of Section 542 of the Code;

         (v) each Company has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

         (vi) no Company is or has ever been a party to any Tax sharing agreement with any Person;

         (vii) no Company has incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax
           Law) or

                (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

         (viii) no Company has agreed to or is required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of any Company;

         (ix) no claim has ever been made by any Taxing authority in a jurisdiction in which any Company does not file Tax Returns that such Company is or may be subject to taxation by that jurisdiction and

         (x) neither any Company nor the Seller is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Purchaser has been furnished with true and accurate certificates of the Companies and the Seller so stating which complies in all respects with Section 1.1445-2(b)(1) of such rules and regulations.

   (d) Terminals has had in effect at all times since March 1, 1993, through the date hereof a valid election under Section 1362(a) of the Code to be taxed as an S corporation.

   (e) Transport has had in effect at all times since February 23, 1993, through the date hereof a valid election under Section 1362(a) of the Code to be taxed as an S corporation.

6.10      TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.
          ----------------------------------------------------------

   (a) Each Company has good and marketable title (or a valid leasehold interest) to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on SCHEDULE 6.10 and
                                                      -------------
Permitted Encumbrances. Such assets are in good operating condition and repair (normal wear and tear excepted), are sufficient to operate the

Business as presently conducted and as presently proposed to be conducted, are suitable for the uses for which they are used in the Business, are not subject to any condition which interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof by the Companies to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated on the date hereof in the ordinary course of business. Except for any inventory, supplies trailers and automobiles in transit in the ordinary course of business, all tangible personal property is located on the premises of the Companies listed on SCHEDULE 6.11.
                        -------------


6.11      REAL PROPERTY-OWNED OR LEASED.
          -----------------------------

   (a) SCHEDULE 6.11(A) contains a list of all of the real property owned,
       ----------------
leased, subleased or otherwise occupied by the Companies . The description of each parcel of real property subject to one or more leases (the "LEASED
                                                                 ------
PROPERTY") includes the names of the lessor and the lessee and the basic terms thereof. The real property listed on SCHEDULE 6.11(A) constitutes all real
                                      ----------------
property used or occupied by the Companies in connection with the Business.

   (b) With respect to the real property, except as set forth on SCHEDULE
                                                                 --------
6.11(B): (i) no portion thereof is subject to any pending condemnation
-------
Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Seller, there is no threatened condemnation or Proceeding with respect thereto; (ii) the physical condition of the property is sufficient to permit the continued conduct of the Business as presently conducted and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; (iii) the Company indicated on SCHEDULE 6.11(B) is the fee owner or owner and holder of all the leasehold
   ----------------
estates purported to be granted by such leases, as applicable; (iv) there are no Contracts, written or oral, to which any Company or any Affiliate thereof is a party, granting to any party or parties the right of use or occupancy of any portion of real property; (v) there are no parties (other than the Companies) in possession of the real property; (vi) no notice of any increase in the assessed valuation of any real property and no notice of any contemplated special assessment has been received by any Company and to the Best Knowledge of the Seller, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any real property; and (vii) to the Best Knowledge of the Seller, the current lease for the Companies' Headquarters facility is at a rental rate that does not exceed fair market value..

   (c) Notwithstanding anything contained in SECTION 6.11(B) to the contrary,
                                             ---------------
with respect to the Leased Property, except as set forth on SCHEDULE 6.11(C),
                                                            ----------------
the Companies are the owner and holder of all the leasehold estates purported to be granted by such leases and no notice of any increase in the assessed valuation of the Leased Property and no notice of any contemplated special assessment has been received by any Company and to the Best Knowledge of the Seller, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Property.

6.12      INTELLECTUAL PROPERTY.
          ---------------------

   (a) Except in each case as set forth on SCHEDULE 6.12(A):
                                           ----------------

         (i) each Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Business (collectively, the "OWNED REQUISITE RIGHTS"), other than those
                                  ----------------------
     Intellectual Property Rights for which any Company has a valid license, all of which are listed on SCHEDULE 6.12(A) (collectively, the "LICENSED
                                ----------------                     --------
     REQUISITE RIGHTS"; and together with the Owned Requisite Rights, the
     ----------------
     "REQUISITE RIGHTS"), and such rights to use, sell, license, dispose of and
     -----------------
     bring actions are exclusive with respect to the Owned Requisite Rights;

         (ii) each Company has taken reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of confidential or proprietary information and (B) the proprietary rights of such Company or subsidiary in all of its Requisite Rights;

         (iii) no Company has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition or received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person; and

         (iv) no Company has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of such Company by such other Person or any acts of unfair competition by such other Person, nor to the Best Knowledge of the Seller, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

   (b) SCHEDULE 6.12(B) contains a true and complete list of all applications,
       ----------------
filings and other formal actions made or taken pursuant to any Laws by any Company to perfect or protect their respective interests in its Intellectual Property Rights, including, all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

6.13      AGREEMENTS, NO DEFAULTS, ETC.
          -----------------------------

   (a) SCHEDULE 6.13 contains a true and complete list and brief description of
       -------------
all written Contracts and, to the Best Knowledge of the Seller all oral Contracts to which any Company is a party and (x) which were entered into or made outside the ordinary course of business, or (y) which were entered into or made in the ordinary course of business and are described in CLAUSES (I) through
                                                             -----------
(XV) of the next sentence this SECTION 6.13.  Except as set forth on SCHEDULE
----                           ------------                          --------
6.13, none of the Companies is a party to any of the following, whether written
----
or oral:

         (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other Contract relating to the payment of a commission;

         (ii) Contract for the employment of any officer, employee or consultant or any other type of Contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

         (iii) indenture, mortgage, promissory note, loan agreement, pledge agreement, conditional sale, guarantee or other Contract for the borrowing of money, for a line of credit or for a Capital Lease;

         (iv) Contract for charitable contributions in excess of $5,000 individually or $10,000 in the aggregate;

         (v) Contract for capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

         (vi) agreement or arrangement for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business at normal profit margins;

         (vii) lease or other agreement pursuant to which it is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person in excess of $5,000 individually or $10,000 in the aggregate;

         (viii)  Contract with respect to the lending or investing of funds;

         (ix) Contract with respect to any form of intangible property, including any Intellectual Property Rights;

         (x) Contract which restricts any Company subsidiary from engaging in any aspect of the Business or any other business anywhere in the world;

         (xi) Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such Contracts between the same Person and such Company ) has a selling price in excess of $50,000;

         (xii) agreement for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); or

         (xiii)  other Contract material to the Business.

The Contracts disclosed on SCHEDULE 6.4, the leases described on SCHEDULE
                           ------------                          --------
6.11(A), the licenses described on SCHEDULE 6.12(A), the insurance policies on
-------                            ----------------
SCHEDULE 6.16, the Company Employee Plans and the Contracts on SCHEDULE 6.21,
-------------                                                  -------------
are incorporated by reference onto SCHEDULE 6.13.
                                   -------------

   (b) All items listed on SCHEDULE 6.13 are in full force and effect,
                           -------------
constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Each Company has performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by any Company or, to the Best Knowledge of the Seller, any other party to any of the foregoing of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written items listed on SCHEDULE 6.13 and SCHEDULE 6.13 (including by
                        -------------     -------------
incorporated reference) contains complete descriptions of all oral items listed on SCHEDULE 6.13 (including by incorporated reference).
   -------------

   (c) SCHEDULE 6.13 contains a true and complete list of all Funded
       -------------
Indebtedness of each Company, all of which is to be repaid in full on or prior to the Closing Date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender and the name of the respective borrower and any other Person which directly or indirectly guaranteed such debt.

6.14      LITIGATION, ETC.
          ----------------

   (a) Except as disclosed on SCHEDULE 6.14(A) and  for workers' compensation
                              ----------------
claims made in the ordinary course of business and consistent (in frequency and cost) with past practices, there are no (i) Proceedings pending or, to the Best Knowledge of the Seller, threatened against any Company, whether at law or in equity, whether civil or criminal in nature or before or by any Governmental Entity or arbitrator, nor to the Best Knowledge of the Seller does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against any Company. Each Company has delivered to the Purchaser all material documents and correspondence relating to such matters referred to on SCHEDULE 6.14(A).
                       ----------------

   (b) SCHEDULE 6.14(B) lists each matter described in SECTION 6.14(A) that (i)
       ----------------                                ---------------
was in existence since the inception of each Company and resulted in any criminal sanctions or (ii) was in existence within the last five years and resulted in payments in excess of $50,000 by any Company (whether as a result of a judgment, civil fine, settlement or otherwise).

6.15      COMPLIANCE WITH LAWS.
          --------------------

          Each Company (a) has complied in all respects with, and is in compliance in all respects with, all Laws, Orders and Permits applicable to it and the Business and (b) has all Permits used or necessary in the conduct of the Business. Such Permits are listed on SCHEDULE 6.15 and are in full force and
                                      -------------
effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Seller, threatened to revoke or limit any thereof. No investigation or review by any Governmental Entity with respect to any Company is pending or, to the Best Knowledge of the Seller, threatened, nor has any Governmental Entity notified any Company of its intention to conduct the same. To the Best Knowledge of the Seller, there is no proposed change in any applicable Law which would require any Company to obtain any Permits not set forth on SCHEDULE 6.15 in order to
                                                   -------------
conduct the Business as presently conducted and as presently proposed to be conducted. No Company has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. No Company is aware of any proposed Law which would prohibit or restrict any Company from, or otherwise materially adversely affect any Company in, conducting the Business in any jurisdiction in which it is now conducting business or which it currently proposes to conduct business.

6.16      INSURANCE.
          ---------

   (a) SCHEDULE 6.16(A) contains a true and complete list of all policies of
       ----------------
liability, theft, fidelity, life, fire, product liability (including "bobtail"), cargo, workmen's compensation, health and other forms of insurance held by each Company, or the Seller for the benefit of any Company (specifying the insurer, amount of coverage, type of insurance, policy number, Best's rating of the insurer and any pending claims thereunder). All such coverages have been maintained at all times during the course of the operation of the Business, and such insurance coverage has been maintained on an occurrence (as opposed to a claims made) basis. Each Company is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of each Company are located, under policies of such types and in such amounts as are customarily carried by such Persons.

   (b) Except as set forth on SCHEDULE 6.16(B), with respect to each policy of
                              ----------------
insurance listed on SCHEDULE 6.16(A): (i) all premiums with respect thereto are
                    ----------------
currently paid and are not subject to adjustment, and neither the Seller nor any Company is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of any Company, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and (iii) no Company has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be increased on the renewal thereof.

6.17      LABOR  RELATIONS; EMPLOYEES.
          ---------------------------

   (a) SCHEDULE  6.17 sets forth a list of all directors, officers and key
       --------------
employees of each Company as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, bonuses and commissions) and the respective dates on which they commenced employment.
To the extent any such employee is on a leave of absence, SCHEDULE  6.17
                                                          --------------
indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. No key employee listed on SCHEDULE 6.17 has
                                                               -------------
given any Company notice and to the Best Knowledge of the Seller, none of the key employees listed on SCHEDULE 6.17 has any plans or intends to terminate his
                        -------------
employment or engagement with such Company. No former key employee has left the service of any Company within the last 6 months.

   (b) Except as set forth on SCHEDULE 6.17, (i) each Company generally enjoys
                              -------------
good relations with all of its employees, and there is no labor strike, dispute or grievance, or work slowdown or stoppage actually pending or, to the Best Knowledge of the Seller, threatened against or involving any Company, and (ii) no Company is a party to or bound by any collective bargaining agreement, union contract or similar agreement, no such agreement is currently being negotiated by any Company, no labor union has taken any action with respect to organizing employees of any Company and no representation question exists with respect to any such employees.

   (c) Each of the Companies and its ERISA Affiliates has complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Company Employee Plans, workers' compensation, unemployment, equal opportunity, collective bargaining and the payment of social security and other taxes.

6.18      ERISA COMPLIANCE.
          ----------------

   (a) SCHEDULE 6.18(A) contains a true, complete and correct list of all
       ----------------
Employee Benefit Plans of each Company (collectively, the "COMPANY EMPLOYEE
                                                           ----------------
PLANS") (i) that cover any employees, contract employees or former employees of
-----
any Company or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by any Company or (B) with respect to which any Company is obligated to contribute or has any Liability, or (ii) with respect to which any Company has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of any Company.

   (b) ADMINISTRATION AND COMPLIANCE.  Except as set forth on SCHEDULE 6.18(B),
       -----------------------------                          ----------------
with respect to each Company Employee Plan:

         (i) each Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

         (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of such Company and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

         (iii) there is no unfunded Liability relating to any Company Employee Plan which is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of such Company;

         (iv) none of the Companies, or its ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under Section 4975 of the Code of Section 502(i), (j) or
     (l) of ERISA;

         (v) no Proceedings (other than routine claims for benefits) are pending or, to the Best Knowledge of the Seller, threatened against or relating to any Company Employee Plan or any fiduciary thereof, and there is, to the Best Knowledge of the Seller, no basis for any such Proceeding against any Company Employee Plan;

         (vi) each Company Employee Plan, if intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

         (vii) except as may be required under Laws of general application, no Company Employee Plan obligates any Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

         (viii) each Company Employee Plan which is subject to the requirements of the consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

         (ix) no Company nor any ERISA Affiliate thereof is or has ever maintained or been obligated to contribute to a Multiemployer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in
     Section 413 of the Code) or a Defined Benefit Pension Plan (as defined in
     Section 3(35) of ERISA); and

         (x) no benefit payable or which may become payable by any Company or its ERISA Affiliates pursuant to any Company Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under
     Section 4999 of the Code or which would not be deductible by reason of
     Section 280G of the Code.

   (c) The Purchaser has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which each Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if any Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan; and the foregoing documents accurately reflect all of the terms of such Company Employee Plan (including any agreement or provision which would limit the ability of any Company to make any prospective amendments or terminate such Company Employee Plan).

6.19      ENVIRONMENTAL MATTERS.
          ---------------------

   (a) Except as set forth on SCHEDULE 6.19(A), none of the Companies or their
                              ----------------
Affiliates, nor any of their respective predecessors, has received any written or oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any Company, the Business or any Company's current or former owned or leased properties or operations or (ii) that any Company is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

   (b) SCHEDULE 6.19(B) sets forth a complete and accurate list of all
       ----------------
properties and facilities previously owned, leased or operated by each Company or any of their respective predecessors, (together with the Leased Properties, the "COVERED PROPERTIES"). There has been no release, discharge, spill, or
     ------------------
disposal of any substance at any of the Covered Properties so as to give rise to Liability of any Company under any Environmental, Health and Safety Laws.
Except as set forth on SCHEDULE 6.19(B), neither is there now, nor has there
                       ----------------
ever been, any asbestos-containing material in any form or condition, underground storage tanks, above-ground storage tanks, landfill, waste pile, surface impoundment, or article or equipment containing polychemical biphenyls on or at any of the Covered Properties.

   (c) None of the Companies or their Affiliates, nor any of their respective predecessors, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property (and no such property is contaminated by any such substance) in a manner that has given or would give rise to Liabilities pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

   (d) No facts, events or conditions relating to the past or present operations of any Company or its Affiliates, nor any of their respective predecessors or any of the Covered Properties will prevent continued compliance by any Company with any Environmental, Health and Safety Laws, or give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liabilities pursuant to Environmental Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

   (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Laws.

   (f) Each Company has provided the Purchaser with correct and complete copies of all reports and studies within the possession or control of such Company with respect to past or present environmental conditions or events at any of the Covered Properties and to the Best Knowledge of the Seller there are no other environmental reports or studies with respect thereto.

6.20      BROKERS.
          -------

          Other than Blackwater Capital Group, neither the Seller nor any Company has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. All fees and related out-of-pocket expenses payable to Blackwater Capital Group have been (or will be) paid by the Seller.

6.21      RELATED PARTY TRANSACTIONS.
          --------------------------

          Except as set forth on SCHEDULE 6.21, and except for compensation to
                                 -------------
bona-fide employees of each Company for services rendered in the ordinary course of business, no current or former Affiliate of any Company or any "Associate" (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of any thereof, is now, or has been during the last five fiscal years, (i) party to any transaction or Contract with any Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of any Company (other than non-affiliated holdings in publicly held companies). Except as set forth on SCHEDULE 6.21, no Company is a
                                                  -------------
guarantor or otherwise liable for any actual or potential Liability of its Affiliates and their Associates. Except as set forth on SCHEDULE 6.21, no
                                                         -------------
Company (x) owns or operates any vehicles, boats, aircrafts, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (y) owns or pays for any social club memberships, whether or not for the benefit of any Company and/or any of its executives.

6.22      ACCOUNTS AND NOTES RECEIVABLE.
          -----------------------------

          Except as set forth on SCHEDULE 6.22 and except for allowances for bad
                                 -------------
debt reflected on the Interim Balance Sheet, all accounts receivable and notes receivable owing to any Company as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on SCHEDULE 6.22, there is (i) no account debtor or note
                       -------------
debtor that is delinquent by more than 30 days for payments in excess of $10,000 in the aggregate, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Seller, threatened to refuse to pay its obligations to any Company for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $5,000 per account debtor or $10,000 in the aggregate), and (iii) to the Best Knowledge of the Seller, no account debtor or note debtor that owes any Company amounts in excess of $10,000 in the aggregate that is insolvent or bankrupt.

6.23      BANK ACCOUNTS; POWERS OF ATTORNEY.
          ---------------------------------

          SCHEDULE 6.23 sets forth a true and complete list of (i) all bank
          -------------
accounts and safe deposit boxes of each Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from any Company and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of any Company which are terminable at will).

6.24      SUPPLIERS AND VENDORS.
          ---------------------

          Except in the ordinary course of business, no material supplier or vendor to any Company has canceled or otherwise terminated, or, to the Best Knowledge of the Seller, threatened to cancel or otherwise terminate, its relationship with any Company or has decreased, limited or otherwise modified, or to the Best Knowledge of the Seller, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to any Company.

6.25      CUSTOMERS.
          ---------

          No customer of any Company, to which more than $250,000 of annual sales are attributable, has notified any Company that it intends, or, to the Best Knowledge of the Seller, has threatened, to terminate or materially curtail its relationship and dealings with any Company.

6.26      CONFLICTS OF INTEREST.
          ---------------------

          Neither the Seller, nor any Company nor any officer, employee, agent or other Person acting on their behalf has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the business of any Company (or assist in connection with any actual or proposed transaction) that (i) might subject any Company to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change, or (iii) if not continued in the future, could reasonably be expected to result in a Material Adverse Change. There is not now, and there has never been, any employment by any Company of, or beneficial ownership in any Company by, any governmental or political official in any jurisdiction in which any Company has conducted or proposes to conduct business.

6.27      DISCLOSURE.
          ----------

          This Agreement, including the schedules, attachments or exhibits hereto does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the Purchaser of which the Seller is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants as of the date hereof and as of the Closing Date as follows:

7.1       ORGANIZATION; CORPORATE AUTHORITY.
          ---------------------------------

          The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on SCHEDULE 7.1, which constitute all the jurisdictions
                           ------------
in which the character of the property owned, leased or operated by the Purchaser or the nature of the business or activities conducted by the Purchaser makes such qualification necessary. The Seller has been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on the date hereof.

7.2       AUTHORITY; AUTHORIZATION; EXECUTION AND DELIVERY; ENFORCEABILITY; NO
          --------------------------------------------------------------------
CONFLICT.
--------

          The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and its shareholders. This Agreement and each Related Document to which the Purchaser is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by the Purchaser, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Neither the Purchaser's execution and delivery of, and performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of the Purchaser under provision of the Purchaser's Charter Documents or any Contract to which the Purchaser is a party or by which it or any of its assets or properties is or may be bound or (ii) violate, or result in the creation of an Encumbrance upon any of the Purchaser's assets as a result of, any Law applicable to the Purchaser or any of its properties or assets.

7.3       CONSENTS.
          --------

          No Permit, authorization, consent or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or the Related Documents to which the Purchaser is or will be a party or the consummation of the transactions contemplated hereby or thereby.

7.4       CAPITALIZATION.
          --------------

   (a) The authorized capital stock of the Purchaser and its subsidiaries is as set forth on SCHEDULE 7.4, which schedule also sets forth the total number of
             ------------
outstanding shares of the Purchaser and its subsidiaries. All such outstanding shares disclosed on SCHEDULE 7.4 are duly and validly issued and outstanding,
                    ------------
fully paid and nonassessable, with no personal Liability attached to the ownership thereof, and are held of record by the Persons and in the amounts set forth on SCHEDULE 7.4.
         ------------

   (b) Except as set forth on SCHEDULE 7.4, there are no securities presently
                              ------------
outstanding, and on the Closing Date there will not be any outstanding securities, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Purchaser or any of its subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Purchaser or any of its subsidiaries to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth on SCHEDULE 7.4, there are no voting trusts or other
                       ------------
agreements or understandings to which the Purchaser or any of its subsidiaries is bound with respect to the voting of such Person's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to the Purchaser or any of its subsidiaries.

   (c) All securities issued by the Purchaser and its subsidiaries have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and none of the Purchaser nor any of its subsidiaries has violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such securities.

                                 ARTICLE VIII

                           COVENANTS AND AGREEMENTS

8.1       ACCESS TO RECORDS AND PROPERTIES.
          --------------------------------
   (a) From and after the date hereof until the Closing, each Company shall afford, and the Seller shall cause each Company to afford, (i) to the Purchaser, its lenders and other financing sources and their respective authorized representatives, including accountants, free and full access at all reasonable times to the assets, business, facilities, properties, books, records (including Tax returns filed and in preparation), customers, consultants, and key employees of, or relating to, each Company in order that the Purchaser has the full opportunity to make such investigation as it shall reasonably desire to make of the affairs of each Company, and each Company and the Seller shall cooperate fully in connection therewith and (ii) the Accountants, free and full access at all reasonable times to the records of the independent certified public accountants of each Company relating to such Company. The investigation contemplated by this

SECTION 8.1(A) shall not affect or otherwise diminish or obviate in any respect
--------------
any of the representations and warranties or the indemnification obligations of any Company or the Seller contained in this Agreement. The parties hereto agree to use their reasonable efforts to minimize any disruption to any other party's business in connection with the conduct of the due diligence process contemplated herein.

   (b) From and after the date hereof until the Closing, the Purchaser shall afford, to the Seller and his authorized representatives, including accountants, free and full access at all reasonable times to the assets, business, facilities, properties, books, records (including Tax returns filed and in preparation), and senior officers of, or relating to, the Purchaser in order that the Seller has the full opportunity to make such investigation as he shall reasonably desire to make of the affairs of the Purchase, and the Purchasers shall cooperate fully in connection therewith. The investigation contemplated by this SECTION 8.1(B) shall not affect or otherwise diminish or obviate in any
        --------------
respect any of the representations and warranties or the indemnification obligations of the Purchaser contained in this Agreement. The parties hereto agree to use their reasonable efforts to minimize any disruption to any other party's business in connection with the conduct of the due diligence process contemplated herein.

8.2       CONDUCT OF THE COMPANIES.
          ------------------------

          From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE XI, each Company shall, and
                                          ----------
the Seller shall cause each Company to:

         (i) conduct its business substantially as presently operated and only in the ordinary course consistent with past practice;

         (ii) not enter into any transaction other than in the ordinary course of business, or any transaction which is not at arms-length with unaffiliated third Persons, or any transaction with any affiliated third Person;

         (iii)  not dispose of any material assets;

         (iv) use commercially reasonable efforts to (A)maintain its business, assets, relations with present employees, customers and suppliers, licenses and operations as an ongoing business and preserve its goodwill, in accordance with past custom and (B) to satisfy each of the closing conditions set forth in ARTICLE IX;
                             ----------

         (v) not issue or sell any shares of any capital stock or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any shares of any of its capital stock, or enter into any agreement, contract or other commitment to do any of the foregoing;

         (vi) not declare or pay any dividend or distribution on or with respect to its capital stock (other than dividends payable prior to Closing pursuant to SECTION 8.11), not change the number of authorized shares of
                 ------------
     its capital stock or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its capital stock, or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock or enter into any Contract to do any of the foregoing;

         (vii) not take or omit to take any action which would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date, other than such action as shall have been previously agreed to in writing by the parties hereto or is otherwise expressly contemplated herein; and

         (viii) not delay or postpone the payment of accounts payable and other obligations and liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice.

8.3       EFFORTS TO CONSUMMATE.
          ---------------------

          Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, in order to consummate the transactions contemplated hereby.

8.4       NEGOTIATION WITH OTHERS.
          -----------------------

   (a) From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE XI, the Seller Group shall
                                          ----------
not, and shall cause its officers, directors, Affiliates, representatives and agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal, (ii) continue, initiate or engage in negotiations or discussions relating to an Acquisition Proposal with, or disclose or provide any non-public information (other than in the ordinary course of business or otherwise required by Law) relating to any Company to any Person other than the parties hereto and their respective representatives or
(iii) enter into any written or oral agreement or understanding with any Person (other than the Purchaser) regarding an Acquisition Proposal. If any of the Seller or the Companies receives any unsolicited offer or proposal to enter into negotiations relating to any Acquisition Proposal, such party shall promptly notify the Purchaser of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal thereto.

   (b) The parties recognize and acknowledge that a breach of this SECTION 8.4
                                                                   -----------
will cause irreparable and material loss and damage to the non-breaching party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

8.5       TERMINATION OR AMENDMENT OF CERTAIN AGREEMENTS.
          ----------------------------------------------

          The Seller Group agrees that, effective as of the Closing, those Agreements listed on SCHEDULE 8.5 shall either (i) be automatically terminated
                     ------------
without any further action by the parties thereto or any further liability of any Company thereunder or (ii) be amended in form and substance reasonably acceptable to the Purchaser, in each case as designated on such schedule.

8.6       PROPRIETARY INFORMATION.
          -----------------------

          The Seller agrees that all confidential or proprietary information or work product relating to the Business which is known to the Seller as of the Closing Date will be the sole property of the Companies. The Seller agrees that it will not use or disclose such information or work product except for the benefit of the Companies and their respective successors and assigns and the Seller will take reasonable steps to protect such information and work product from misuse, loss, theft or accidental disclosure.

8.7       NOTICE OF PROSPECTIVE BREACH.
          ----------------------------

          Each party shall immediately notify the other parties in writing upon the occurrence, or the failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of such party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any failure of any party hereto to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement.

8.8       PUBLIC ANNOUNCEMENTS.
          --------------------

          The Seller, the Companies and the Purchaser agree that, except (i) as otherwise required by Law and (ii) for disclosure to its respective directors, officers, employees, financial advisors, financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, and, in the case of the Purchaser, in connection with its efforts regarding an initial public offering of its Common Stock, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Seller and the Purchaser, which consent shall not unreasonably be withheld or delayed.

8.9       COOPERATION REGARDING TAX FILINGS, SECTION 338 ELECTION, ETC.
          ------------------------------------------------------------

   (a) The Purchaser, each Company and the Seller shall act in good faith and cooperate with one another for the purpose of filing all Tax Returns and reports required to be filed by any of them and in connection with the Purchaser's efforts regarding an initial public offering of its Common Stock.

   (b) The Seller and the Purchaser agree to jointly make, or cause to be made, in an appropriate and timely manner the elections provided for by Section 338(h)(10) of the Code (and, to the extent necessary to allow for an election under Section 338(h)(10) of the Code, the elections provided for by Section 338(g) of the Code) and any corresponding election under state, local, or foreign law (collectively, "SECTION 338 ELECTIONS") with respect to the purchase
                            ---------------------
of the Shares.

         (i) The Seller and the Purchaser shall cooperate with each other to take all actions necessary or appropriate to effect and preserve timely
     Section 338 Elections, including, but not limited to, preparing the IRS Form 8023-A (Corporate Qualified Stock

     Purchase Agreement) and any related and comparable forms for state, local, or foreign law (collectively, "SECTION 338 ELECTION FORMS").
                                    ---------------------------

         (ii) As reasonably requested form time to time by the Purchaser (whether before, at, or after the Closing), the Seller shall assist the Purchaser in, and shall provide the necessary information to the Purchaser, in connection with the preparation of any Section 338 Election Form. The Seller also agrees on or before the Closing to cause each Section 338 Election Form reasonably requested by the Purchaser to be duly executed by the Seller or any Affiliate of the Seller, as appropriate, and delivered to the Purchaser at the Closing. If the Purchaser reasonably determines that a change is required to any Section 338 Election Form previously executed by the Seller or an Affiliate of the Seller, the Purchaser may prepare a new Section 338 Election Form and deliver it to the Seller and the Seller shall cause such form to be duly executed by the Seller or an Affiliate of the Seller, as appropriate, and promptly delivered to the Purchaser. Anything contained in this SECTION 8(B) to the contrary notwithstanding,
                                ------------
     the Seller shall have the right to approve all Section 338 Election Forms prior to filing, such approval not to be unreasonably withheld or delayed.

         (iii) The Purchaser shall file, or cause to be filed, all Section 338 Election Forms and shall provide the Seller with notice of such filings.

         (iv) The Seller and the Purchaser agree to report, or cause to be reported, the purchase by the Purchaser of the Companies consistent with the Section 338 Elections and shall take no position on any Tax Return, or in any audit, examination, investigation, or other proceeding that is inconsistent with such elections.

         (v) The Seller and the Purchaser shall cooperate and consult with each other in good faith in order to reach a mutually acceptable agreement with respect to the allocation of the Modified Aggregate Sales Price (as defined in Treasury Regulation section 1.338(h)(10)-1(e)(5)) among the assets of the Companies that complies with the applicable treasury regulations promulgated under Section 338 of the Code.

8.10      EXCHANGE PROCEEDS.
          -----------------

          If, between the date hereof and the Closing, any Company receives any proceeds in consideration for the exchange of any of its assets, whether from the sale of any such assets, from insurance proceeds payable on account of any loss or casualty to such assets, any proceeds form the taking of such assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such assets (the "EXCHANGE PROCEEDS"),
                                                        -----------------
such Company shall promptly notify the Purchaser of such receipt of such Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds, which shall either be used to purchase replacement assets or real properties or shall be retained by such Company.

8.11      [INTENTIONALLY OMITTED.]
           ---------------------

8.12      NONCOMPETITION COVENANT.
          -----------------------

   (a) The Seller acknowledges and agree that as a mutual condition to the respective obligations of the parties at the Closing, as a material inducement to the Purchaser to enter into and perform its obligations hereunder and in consideration of the payments to be received by the Seller under this Agreement, the Seller shall not, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth anniversary thereof, (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce other employees of any Company or any of its respective subsidiaries or Affiliates to terminate their employment with any Company or any of its respective subsidiaries or Affiliates or to engage in any Competing Business or
(iv) induce any customer, vendor or agent or any other Person with which any Company or its respective subsidiaries or Affiliates has a business relationship, contractual or otherwise, to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to the Seller's ownership of publicly traded securities which represent less than 5% of the ownership interests of the issuer.

   (b) The Seller understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of any Company or affiliate thereof, but the Seller nevertheless believes that he has received and will receive sufficient consideration and other benefits under this Agreement, and under the terms of this Agreement, to justify clearly such restrictions which, in any event (given the Seller's education, skills and ability), the Seller does not believe would prevent him from earning a living.

   (c) As used herein, the term "Competing Business" shall mean any business conducted in any city or county in any state of the United States which is engaged in the business of providing any of the following transportation services to third party customers:

         (i) intermodal marketing services in any city or county in any state or province located in the continental United States, Canada or Mexico; or

         (ii) intermodal drayage services (A) in any city or county in the State of Illinois or (B) in any other city or county in any state or province located in the continental United States, Canada or Mexico where any of the Companies provides drayage services at the time of, or where there are fixed plans for any of the Companies to provide drayage services at any time within 12 months after, the termination of your employment under this Agreement; or

         (iii) any other transportation services in any city or county in the United States, Canada or Mexico provided by Pacer or its subsidiaries at the time of, or where there are fixed plans for Pacer or its subsidiaries to provide such other transportation services at any time within 12 months after, the termination of the Seller's employment under the Employment Agreement and with respect to which the Seller has had direct or indirect supervisory authority as an officer of Pacer or any of its subsidiaries.

          Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity which has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in a business described above so long as the Seller's association with any such separate division or business unit (fully taking into account the Seller's functions and the nature of the Seller's work at such division or business unit) does not involve existing customers of Pacer or any of its subsidiaries or relate in any material respect to such portion of such business which would be a Competing Business hereunder.

8.13      HEADQUARTERS LEASE.
          ------------------

          From and after the Closing, the Seller shall continue to lease to the Companies their current headquarters facility pursuant to an oral, month-to-month lease at a monthly rental rate no greater than the average monthly rental paid by the Companies therefor during 1997, provided, however, that each party
                                            --------  -------
shall provide the other party at least 90 days advance written notice of any intention to discontinue such oral month-to-month lease.

8.14      ORDINARY COURSE.
          ---------------

          From and after the date hereof, until December 31, 1998, each of the Purchaser and the Seller shall cause the Companies to continue to operate in the ordinary course of business consistent with past practice, unless otherwise agreed to in writing by the Seller and the Purchaser in their reasonable discretion exercised in good faith (which agreement shall include any necessary or appropriate modifications and adjustments to the amounts set forth in SECTION
                                                                         -------
4.1(B) and to ANNEX III).
------        ---------

8.15      REGISTRATION RIGHTS.
          -------------------

          After the Closing, the Purchaser will use its commercially reasonable efforts to provide the Seller with "piggyback" registration rights following an initial public offering of the Purchaser's common stock having the same priority with respect to the inclusion of the Pacer Shares then held by the Seller as the priority rights of the other senior executive officers of the Purchaser (including Gary Goldfein and Allen Steiner).

                                  ARTICLE IX

                              CLOSING CONDITIONS

9.1       CONDITIONS TO EACH PARTY'S OBLIGATIONS.
          --------------------------------------

          The respective obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by the Seller or the Purchaser, as applicable:

   (a) APPROVALS.  All authorizations, consents, Orders or approvals of, or
       ---------
declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

   (b) NO INJUNCTIONS OR RESTRAINTS.  No temporary restraining order,
       ----------------------------
preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

   (c) ACTIONS AND STATUTES.  No action, suit or proceeding shall have been
       --------------------
taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement or the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby or (ii) render any party unable to consummate the transactions contemplated hereby or thereby.

9.2       CONDITIONS TO OBLIGATIONS OF THE PURCHASER.
          ------------------------------------------

          The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived (to the extent such conditions can be waived) by the
Purchaser:

   (a) ACCURACY OF REPRESENTATIONS  AND  WARRANTIES.  All representations and
       --------------------------------------------
warranties made by the Companies and the Seller in this Agreement and the Related Documents shall be true and correct in all material respects as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and the Purchaser shall have received a certificate to that effect signed by the Seller.

   (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANIES AND THE SELLER.  Each Company
       ----------------------------------------------------------
and the Seller shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and the Related Documents as of the Closing Date, and the Purchaser shall have received a certificate to that effect signed by the Seller.

   (c) AUTHORIZATION.  All action necessary to authorize the execution, delivery
       -------------
and performance of this Agreement and the Related Documents by each Company and the Seller and the consummation of the transactions contemplated hereby and thereby, including, the requisite shareholder approvals, shall have been duly and validly taken by each Company and the Seller, and each Company and the Seller shall have the full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

   (d) OPINION OF THE SELLER GROUP'S COUNSEL.  The Purchaser shall have received
       -------------------------------------
an opinion of Pembroke & Brown, PC, counsel for the Seller Group, dated the Closing Date, substantially in the form of EXHIBIT A attached hereto.
                                           ---------

   (e) CONSENTS AND APPROVALS.  The Purchaser shall have received duly executed
       ----------------------
copies of all consents and approvals required for or in connection with the execution and delivery, by each Company and the Seller, of this Agreement and each of the Related Documents to which any of them may be parties, the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the Business as previously conducted (including any material consent identified on SCHEDULE 6.3), in form and substance reasonably
                               -------------
satisfactory to the Purchaser and its counsel.

   (f) FINANCING.  The Purchaser shall have obtained sufficient financing on
       ---------
terms and conditions acceptable to the Purchaser, necessary to consummate the transactions contemplated hereby.

   (g) ABSENCE OF MATERIAL ADVERSE CHANGE.  Since the Latest Balance Sheet Date,
       ----------------------------------
there shall have been no Material Adverse Change in the Business of any Company.

   (h) RELATED DOCUMENTS. Each of the following documents (each, a "RELATED
       -----------------                                            -------
DOCUMENT," and collectively, the "RELATED DOCUMENTS") shall have been executed
--------                          -----------------
and delivered by the parties thereto and the transactions contemplated thereby to be completed at or prior to the Closing substantially consummated or effected, as the case may be, in accordance with the terms thereof:

         (i) GENERAL RELEASES.  The Seller has entered into a General Release in
             ----------------
     favor of each Company substantially in the form of EXHIBIT B attached
                                                        ---------
     hereto (the "GENERAL RELEASE");
                  ---------------

         (ii) EMPLOYMENT AGREEMENT.  The Seller has executed and delivered an
              --------------------
     employment agreement with the Purchaser substantially in the form of

     EXHIBIT C attached hereto (the "EMPLOYMENT AGREEMENT").
     ----------                      --------------------

         (iii)  AMENDMENT TO STOCKHOLDERS AGREEMENT.   The Seller and the other
                -----------------------------------
     parties thereto other than the Purchaser shall have entered into an amendment to the Purchaser's Amended and Restated Stockholders Agreement in substantially in the form of EXHIBIT D attached hereto (the "STOCKHOLDERS
                                  ----------                      ------------
     AGREEMENT AMENDMENT").
     -------------------

   (i) SELLER CERTIFICATES.  Each of the following certificates shall have been
       -------------------
executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

         (i) a certificate of the secretary of each Company, dated as of the Closing Date, certifying (i) that true and complete copies of such Company's Charter Documents as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of such Person; and (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of such Person authorizing the execution, delivery and performance of this Agreement and the Related Documents to which such Person is a party and the consummation of the transactions contemplated hereby and thereby;

         (ii) certificates dated within five days of the Closing Date of the secretaries of state of the states in which each Company is organized and qualified to do business dated as of the Closing Date, certifying as to the good standing and non-delinquent tax status of such Company;

         (iii) a certificate signed by the Seller, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of each Company and the Seller contained herein, as contemplated by SECTION 9.2(A), and (B) the performance of the covenants of each
        ---------------
     Company and the Seller contained herein, as contemplated in SECTION  9.2(B)
                                                                 ---------------
     and

         (iv) a certificate of a principal executive officer of each Company, dated as of the Closing Date, certifying that such Company is not a foreign person within the meaning of Section 1445 of the Code.

9.3       CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SELLER.
          ---------------------------------------------------------

          The obligations of the Seller Group to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller Group:

   (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES.  All representations and
       ------------------------------------------
warranties made by the Purchaser in this Agreement and the Related Documents shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such warranties and representations had been made at and as of the Closing Date, and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

   (b) PERFORMANCE OF OBLIGATIONS OF THE PURCHASER.  The Purchaser shall have
       -------------------------------------------
performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Related Documents prior to or as of the Closing Date and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

   (c) AUTHORIZATION.  All action necessary to authorize the execution, delivery
       -------------
and performance of this Agreement and the Related Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby, including the requisite shareholder approvals (if any), shall have been duly and validly taken and the Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

   (d) OPINION OF THE PURCHASER'S COUNSEL.  The Seller Group shall have received
       ----------------------------------
an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Purchaser, dated the Closing Date, substantially in the form of EXHIBIT E attached hereto.
                                               ---------

   (e) CONSENTS AND APPROVALS.  The Seller Group shall have received duly
       ----------------------
executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it may be a party and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller Group.

   (f) RELATED DOCUMENTS.  Each of the Related Documents to which the Purchaser
       -----------------
is a party shall have been executed and/or delivered by the Purchaser and the transactions contemplated thereby to be completed at or prior to the Closing shall have been substantially consummated or effected, as the case may be, in accordance with the terms thereof.

   (g) PURCHASER CERTIFICATES.  Each of the following certificates shall have
       ----------------------
been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

         (i) a certificate of the secretary of Purchaser, dated as of the Closing Date, certifying (A) that true and complete copies of Purchaser's Charter Documents as in effect on the Closing Date are attached thereto,
     (B) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

         (ii) certificates dated within five days of the Closing Date of the secretaries of state of the states in which Purchaser is organized dated as of the Closing Date, certifying as to the good standing and non-delinquent tax status of Purchaser and

         (iii) a certificate signed by a principal executive officer of Purchaser dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained herein, as contemplated by SECTION 9.3(A) hereof and (B) the performance
                                ---------------
     of the covenants of the Purchaser contained herein, as contemplated in
     SECTION  9.3(B) hereof.
     ---------------

                                   ARTICLE X

                                INDEMNIFICATION

10.1      INDEMNIFICATION  GENERALLY; ETC.
          -------------------------------

   (a) Subject to the further provisions of this ARTICLE X, the Seller shall
                                                 ---------
indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

         (i) the untruth, inaccuracy or breach of any representation or warranty of any Company or the Seller contained herein or any certificate delivered by any Company or the Seller in connection herewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

         (ii) the breach of any agreement or covenant of any Company or the Seller contained in this Agreement and

         (iii)  any and all Special Tax Losses.

   (b) Subject to the further terms of this ARTICLE X, the Purchaser agrees to
                                            ---------
indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

         (i) the untruth, inaccuracy or breach of any representation or warranty of Purchaser contained herein or any certificate delivered by the Purchaser in connection herewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach) and

         (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement.

10.2      ASSERTION  OF  CLAIMS.
          ---------------------

          No claim shall be brought for a breach of a representation or warranty under SECTION 10.1 hereof unless the Indemnified Persons, or any of them, at
      -------------
any time prior to the applicable Survival Date, give the Indemnifying Persons
(a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to SECTION 10.3 of any Third Party Claim, the existence of
                   -------------
which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under SECTION 10.1.
                      -------------

10.3      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.
          ----------------------------------------

          The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "THIRD PARTY CLAIM") shall be subject to the following terms and conditions:
------------------

   (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no
                                                   --------  -------
delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

   (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not
                     --------  -------
have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

   (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of SECTION
                                                                         -------
10.3(B) is not applicable), the Indemnifying Persons shall not be responsible
-------
for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in SECTION 10.3(B), or are otherwise
                                          ----------------
restricted from so assuming by the proviso to the first sentence of SECTION
                                                                    --------
10.3(B), the Indemnifying Persons shall nevertheless be entitled to participate
-------
in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause
(i) or (ii) of the proviso to the first sentence of SECTION  10.3(B), the
                                                    ----------------
Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

   (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to clause (i) or (ii) of SECTION 10.3(B), (i) the
                                                      ---------------
Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

10.4      SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.
          ----------------------------------------------

   (a) Subject to the further provisions of this SECTION  10.4, the
                                                 -------------
representations and warranties of the Seller contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until March 31, 2000; provided, however, that the
                                                --------  -------
representations and warranties contained in ARTICLE V, SECTIONS 6.1 THROUGH 6.5
                                            ---------  ------------------------
and SECTION 6.10 shall survive indefinitely and the representations and
    ------------
warranties contained in  SECTIONS  6.9, 6.15, 6.18 and 6.19 shall survive the
                        --------------  ----  ----     ----
Closing Date until the expiration of the applicable statutes of limitations for claims applicable to the matters covered thereby. The covenants and other agreements of the Seller contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms. Subject to the further provisions of this SECTION 10.4 the representations and warranties of the
                   ------------
Purchaser contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until March 31, 2000. The covenants and other agreements of the Purchaser contained in this Agreement shall survive the Closing Date until they are other wise terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "SURVIVAL DATE".
                           -------------

   (b) From and after the Closing, the Seller shall have no recourse against any Company for any breach of any representation, warranty, covenant or agreement of any Company set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement.

10.5      LIMITATIONS ON INDEMNIFICATION.
          ------------------------------

   (a) INDEMNITY BASKETS FOR THE SELLERS.  From and after the Closing, the
       ---------------------------------
Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Seller pursuant to SECTION
                                                                     -------
10.1(A)(I) unless and until the Purchaser Indemnified Persons (or any member
----------
thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding (and then only to the extent exceeding) $100,000; provided, however,
                                                            --------  -------
that in no event shall the limitations set forth in this SECTION  10.5(A) apply
                                                         ----------------
with respect to the representations and warranties set forth in ARTICLE V and in
                                                                ---------
SECTIONS  6.1, 6.2, 6.3, 6.4, 6.5, 6.9 (with respect to Income Taxes only) and
--------------------------------------
6.20 (collectively, the "Excluded Seller Representations") and willful breaches.
----                     -------------------------------

   (b) INDEMNITY LIMITATIONS FOR THE SELLER.    From and after the Closing, the
       ------------------------------------
sum of all Losses pursuant to which indemnification is payable by the Seller Indemnified Persons pursuant to SECTION 10.1(A)(I) with respect to the
                                ------------------
representations and warranties of the Seller set forth in ARTICLE VI (other than
                                                          ----------
the Excluded Sellers Representations) shall not exceed $5,700,000; provided,
                                                                   --------
however, that in no event shall the limitations set forth in this SECTION
-------                                                           --------
10.5(B) apply with respect to any willful breach of any of the foregoing
-------
representations and warranties.

   (c) The Indemnified Persons shall use commercially reasonable efforts to mitigate any Losses for which they are entitled to indemnification pursuant to this ARTICLE X.
     ---------

10.6      SATISFACTION OF INDEMNIFICATION OBLIGATIONS OF THE SELLER INDEMNIFYING
          ----------------------------------------------------------------------
PERSONS.
-------

          The obligations of the Seller Indemnifying Persons pursuant to SECTION
                                                                         -------
10.1 to indemnify the Purchaser Indemnified Persons for Purchaser Losses arising
----
from or in connection with the matters described in SECTION 10.1 shall be
                                                    ------------
satisfied in the following manner: (i) an amount equal to one-half of each such Purchaser Loss shall be paid in cash by the Seller Indemnifying Persons to the Purchaser Indemnified Persons by wire transfer of immediately available funds to an account specified by the Purchaser and (ii) an amount equal to one-half of each such Purchaser Loss shall be paid by the surrender to the Purchaser for no consideration of that number of Pacer Shares having an aggregate value on the Closing Date equal to such amount (unless all of the Pacer Shares have been surrendered, at which time all Purchaser Losses shall be satisfied in full by cash payment in the manner provided in CLAUSE (I) of this sentence), it being
                                       ----------
agreed that solely for purposes of this SECTION 10.6 on the Closing Date the
                                        ------------
aggregate value of the Pacer Shares is $5,700,000 and the per share value of the Pacer Shares is $100 per share (subject to proportionate adjustment after the Closing for stock splits, stock dividends, reverse stock splits or combinations and other similar pro rata recapitalization events affecting the Pacer Common Stock).

10.7      COOPERATION REGARDING TAX PROCEEDINGS.
          -------------------------------------

   (a) The Purchaser, on the one hand, and the Seller, on the other hand, shall promptly notify the other party upon becoming aware of the assertion of any claim (a "Tax Claim") with respect to Taxes paid or payable by any Company for
          ---------
which the Purchaser Indemnified Persons may seek indemnity hereunder; provided,
                                                                      --------
however, that no delay on the part of either party in so notifying the other
-------
party shall relieve the other party from any liability or obligation hereunder unless (and then solely to the extent) that the other party is prejudiced by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Tax Claim and, to the extent then known to the party so obligated to provide such notice, the action that such party in good faith intends to take with respect to such Tax Claim, but such party shall not thereby be restricted from taking other or different action.

   (b) If the Seller shall acknowledge in a writing delivered to the Purchaser that such Tax Claim is properly subject to its indemnification obligations hereunder and the Seller shall have the financial resources to meet such indemnification obligations, then subject to the further provisions of this
SECTION 10.7, the Seller shall have the right to assume the defense of such Tax
------------
Claim at his own expense and by his own counsel and other advisers, which counsel and other advisors shall be reasonably satisfactory to the Purchaser Indemnified Persons; provided, however, that the Seller shall not have the right
                     --------  -------
to assume the defense of any Tax Claim, notwithstanding the giving of such written acknowledgment, if such Tax Claim involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligations of the Seller or the Seller shall not have assumed the defense of such Tax Claim in a timely fashion.

   (c) If the Seller shall assume the defense of a Tax Claim pursuant to and in accordance with SECTION 10.7(B), the Seller shall not be responsible for any
                ---------------
legal or other defense costs subsequently incurred by the Purchaser Indemnified Persons in connection with the defense thereof. If the Seller does not exercise his right to assume the defense of a Tax Claim or is otherwise restricted from doing so pursuant to SECTION 10.7(B), the Seller shall nevertheless be entitled
                     ---------------
to participate in such defense with his own counsel and other advisors and at their own expense. If the defense of a Tax Claim is retained by a Purchaser Indemnified Person, the Purchaser Indemnified Persons shall not be entitled to settle such Tax Claim without the prior written consent of the Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

   (d) If the Seller exercises his right to assume the defense of a Tax Claim pursuant to and in accordance with SECTION 10.7(B), (i) the Purchaser
                                   ---------------
Indemnified Persons shall be entitled to participate in such defense with their own counsel and other advisors at their own expense and (ii) the Seller shall not make any settlement of such Tax Claim without the written consent of the Purchaser Indemnified Persons, which consent shall not be unreasonably withheld, delayed or conditioned.

   (e) Anything contained in this SECTION 10.7 to the contrary notwithstanding,
                                  ------------
if the Purchaser Indemnified Persons (or any of them) or the Seller elect to pay any Tax asserted by a Tax Claim, such party nevertheless shall not do so for at least thirty (30) days after the date of its notice to the other party hereunder (or such shorter period as may be required by law or by prudent practice) in order to permit the other party to inform the former of the other party's views as to the merits of such Tax Claim. The Seller, on the one hand, and the Purchaser Indemnified Persons, on the other hand, shall use commercially reasonable efforts to resist an assertion of Taxes with respect to which the Seller is obligated to indemnify the Purchaser Indemnified Persons but shall not be required to contest any such assertion if the other party consents. Such other party shall give its consent if (i) there would not be a reasonable probability of having such Tax Claim declared to be incorrect by a court if the matter were fully litigated, or (ii) the Purchaser Indemnified Persons reasonably would agree to such claim if the Purchaser Indemnified Persons were not indemnified for such Tax Claim, taking into account the collateral effects of such Tax Claim. If the Seller, on the one hand, and the Purchaser Indemnified Persons, on the other hand, are unable to resolve any dispute regarding the application of the principles of this SECTION 10.7(E), the matter
                                                    ---------------
shall be referred for determination as promptly as possible to the Independent Accounting Firm, whose determination shall be binding on the parties in the absence of fraud.

   (f) For purposes of this SECTION 10.7(A) and to the extent permitted by law,
                            ---------------
a Purchaser Indemnified Person may contest a Tax Claim either by contesting the imposition of such Tax prior to payment or by paying the Tax and pursuing appropriate procedures for obtaining a refund. If the Purchaser Indemnified Person elects the latter course, the Seller shall indemnify the Purchaser Indemnified Persons (but only to the extent they are required to do so under the applicable provisions of this ARTICLE 10) promptly after the Purchaser
                              ----------
Indemnified Person's payment of the Tax, and if a refund subsequently is obtained, the Purchaser Indemnified Person shall turn over to the Seller the amount of Tax (but not interest) refunded, up to the amount of the indemnification payment actually made by the Seller to the Purchaser Indemnified Persons, together with interest on such refund of Tax from the date the Seller made such indemnification payment, at the rates in effect from time to time under Section 6621(a)(1) of the Code.

   (g) During the course of any Proceeding regarding any Tax Claim, the Purchaser Indemnified Persons and the Seller will cooperate and consult with each other from time to time in good faith regarding the defense of such Tax Claim. Each of the Purchaser Indemnified Persons, on the one hand, and the Seller, on the other hand, will afford the other and its attorneys and other advisors reasonable access to all documents and other materials pertaining to such Tax Claim and the defense thereof.

                                  ARTICLE XI

                      TERMINATION; EFFECT OF TERMINATION
                      ----------------------------------

11.1      TERMINATION.
          -----------

          This Agreement may be terminated at any time prior to the Closing by:

         (i) the mutual consent of the Purchaser and the Seller; or

         (ii) the Purchaser, if there has been a breach by any Company or the Seller of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which such Company or the Seller fails to cure within twenty (20) Business Days after notice thereof is given by the Purchaser (except no cure period shall be provided for a breach by any Company or the Seller which by its nature cannot be cured); or

         (iii) the Seller, if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which the Purchaser fails to cure within twenty (20) Business Days after notice thereof is given by the Seller (except no cure period shall be provided for a breach by the Purchaser which by its nature cannot be cured); or

         (iv) the Purchaser, if the conditions set forth in SECTIONS 9.1 OR 9.2
                                                            -------------------
     shall not have been satisfied or waived by the Purchaser by June 15, 1998;
     or

         (v) the Seller, if the conditions set forth in SECTIONS  9.1 OR 9.3
                                                        --------------------
     shall not have been satisfied or waived by the Seller by June 15, 1998; or

         (vi) the Purchaser or the Seller if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and non-appealable;

provided, however, that neither the Purchaser nor the Seller shall be entitled
--------  -------
to terminate this Agreement pursuant to CLAUSE (IV) or CLAUSE (V) of this
                                        -----------    ----------
SECTION  11.1 if such party's intentional breach (or, with respect to such
-------------
termination by the Seller, any Company's intentional breach) of this Agreement has prevented the satisfaction of any such condition. Any termination pursuant to CLAUSE (I) of SECTION 11.1 shall be effected by a written instrument signed
   ----------    -------------
by the Purchaser and the Seller, and any termination pursuant to this SECTION
                                                                      --------
11.1 (other than a termination pursuant to CLAUSE (I) of SECTION  11.1) shall be
----                                       ----------    -------------
effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

11.2      EFFECT OF TERMINATION.
          ---------------------

          In the event of the termination of this Agreement as provided in

SECTION  11.1, this Agreement shall be of no further force or effect, except for
-------------
this SECTION  11.2 and SECTION  12, each of which shall survive the termination
     -------------     -----------
of this Agreement; provided, however, that the Liability of any party for any
                   --------  -------
breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS
12.1      AMENDMENT.
          ---------

          This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.2      ENTIRE  AGREEMENT.
          -----------------

          This Agreement and the other agreements and documents referenced herein (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including the Letter of Intent dated as of April 3, 1998, among Seller Group and the Purchaser).

12.3      SEVERABILITY.
----      ------------

          It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.4      BENEFITS OF AGREEMENT.
          ---------------------

          All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. Notwithstanding anything contained herein to the contrary, this Agreement shall not be assignable by the Seller, or any Company prior to the Closing, without the express, written consent of the Purchaser. The Purchaser may, without the consent of any other party hereto, (i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned Affiliates and designate one or more of its wholly-owned Affiliates to perform its obligations hereunder and (ii) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance.

12.5      EXPENSES.
          --------

          Except as otherwise provided in this Agreement, the Purchaser on the one hand and the Seller on the other hand shall each bear their own expenses (with the Seller bearing the expenses of each Company) incurred in connection with this Agreement and the Related Documents (including the legal and due diligence fees, costs and expenses incurred by such party). If the Closing occurs, the Purchaser shall pay to EOS Management, Inc., a transaction fee of not more than $40,000. The Purchaser shall pay the fees and expenses of Arthur Andersen LLP in connection with their audit of the Annual Financial Statements.

12.6      REMEDIES.
          --------

          The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance and injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement. All such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy.

12.7      NOTICES.
          -------

          All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to the Seller, or any Company prior to the Closing, to:

                         Richard P. Hyland
                         President
                         Cross Con Terminals, Inc.
                         11260 Southwest Highway
                         Palos Hills, IL 60465
                         Telephone No.:  (708) 974-1660
                         Facsimile No.:  (708) 974-0364
                         with a copy to:
                         Pembroke and Brown, P.C.
                         Suite 150
                         422 N. Northwest Highway
                         Park Ridge, IL 60068
                         Attention:  John Pembroke, Esq.
                         Telephone No.:  847-696-0060
                         Facsimile No.:  847-696-0950

    (b) if to the Purchaser or, after the Closing, any Company, to:

                         Pacer International, Inc.
                         3746 Mt. Diablo Boulevard
                         Suite 110
                         Lafayette, CA 94549
                         Attention:  President
                         Telephone No.:  (925) 284-7145
                         Facsimile No.:  (925) 283-1938

                         With a copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         24th Floor
                         New York, New York  10112
                         Attention:  Michael F. Killea, Esq.
                         Telephone No.:  (212)  480-2432
                         Facsimile No.:  (212)  728-5950

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

12.8      COUNTERPARTS.
          ------------

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

12.9      GOVERNING  LAW.
          --------------

   (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER

JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

   (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

12.10     INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.
          ------------------------------------------------------------

          All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

12.11     INTERPRETATION; CONSTRUCTION.
          ----------------------------

          The term "AGREEMENT" means this agreement together with all schedules
                    ---------
and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "BEST KNOWLEDGE" of any Person means (i) the actual
                     --------------
knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.


                           *     *     *     *     *

               IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

                              THE PURCHASER:
                              -------------

                              PACER INTERNATIONAL, INC.

                                  /s/ Donald C. Orris
                              By: _________________________________
                                  Name: Donald C. Orris
                                  Title: President and CEO

                              THE COMPANIES:
                              -------------

                              CROSS CON TERMINALS, INC.

                                  /s/ Richard P. Hyland
                              By: _________________________________
                                  Name: Richard P. Hyland
                                  Title: President

                              CROSS CON TRANSPORT, INC.

                                  /s/ Richard P. Hyland
                              By: _________________________________
                                  Name: Richard P. Hyland
                                  Title: President


                              THE SELLER:
                              ----------

                              /s/ Richard P. Hyland
                              ______________________________________
                              Richard P. Hyland

                                    ANNEX I

                              CERTAIN DEFINITIONS
                              -------------------

          "ACQUISITION PROPOSAL" means any offer, proposal or indication of
           --------------------
interest in (i) the direct or indirect acquisition of all or any material part of any of the Companies or their subsidiaries, (ii) a merger, consolidation or other business combination directly or indirectly involving any of the Companies or their subsidiaries or (iii) the direct or indirect acquisition of any capital stock of any of the Companies or their subsidiaries.

          "AFFILIATE" means, with respect to any Person, (i)  a director,
           ---------
officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day
           ------------
on which banking institutions in New York, New York are not required to be open.

          "CAPITAL LEASE" means any obligation to pay rent or other amounts
           -------------
under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

          "CHARTER DOCUMENTS" means, as to any corporation, the articles,
           -----------------
certificate or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, in each case as amended and restated and in effect at the time in question.

          "CONTRACT" means any loan or credit agreement, note, bond, mortgage,
           --------
indenture, lease, sublease, purchase order or other agreement, commitment, instrument, permit, concession, franchise or license.

          "CONTROL" means, with respect to any Person, the possession, directly
           -------
or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "EBIT" shall have the meaning provided for on ANNEX III of this
           ----                                         ---------
Agreement.

          "EMPLOYEE BENEFIT PLAN"  means (i)  any qualified or non-qualified
           ---------------------
Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

          "ENCUMBRANCES" shall mean and include security interests, mortgages,
           ------------
liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all Laws, Permits,
           -------------------------------------
Orders and Contracts and all common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          "ERISA AFFILIATE" means, with respect to any Person, any other Person
           ---------------
that is a member of a "controlled group of corporations" with, or is under
                       --------------------------------
"common control" with, or is a member of the same "affiliated service group"
---------------                                    ------------------------
with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

          "FUNDED INDEBTEDNESS" means, without duplication, the aggregate amount
           -------------------
(including the current portions thereof) of all (i) indebtedness for money borrowed from others (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by any Company or in effect guaranteed, directly or indirectly, in any manner by any Company through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "GUARANTY") (but the term "Guaranty" shall exclude
                              --------
endorsements of checks and other instruments in the ordinary course); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by any Company even though such Company has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases and (v) all interest expense and other charges accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness. Funded Indebtedness of each Company as of the date hereof is set forth on SCHEDULE
                                                                   ---------
6.13 hereof.
----

          "GAAP" means generally accepted accounting principles in the United States as promulgated by the AICPA applied on a basis consistent with the preparation of the Audited Financial Statements.

          "GOVERNMENTAL ENTITY" means any governmental authority or
           -------------------
instrumentality, whether Federal, state, local or foreign and whether legislative, executive, judicial or otherwise.

          "INCOME TAXES" means all income taxes (including any tax on or based
           ------------
upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits (including state taxes imposed on subchapter S corporations)).

          "INDEMNIFIED PERSONS" means and includes the Seller Indemnified
           -------------------
Persons and/or the Purchaser Indemnified Persons, as the case may be.

          "INDEMNIFYING PERSONS" means and includes the Seller Indemnifying
           --------------------
Persons and/or the Purchaser Indemnifying Persons, as the case may be.

          "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights,
           ----------------------------
including, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including, manuals, memoranda and records.

          "LAW" means any applicable foreign, federal, state or local law,
           ---
statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

          "LIABILITY" means any actual or potential liability or obligation,
           ---------
whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "LITIGATION EXPENSE" means any out-of-pocket expenses incurred in
           ------------------
connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

          "LOSSES" means any and all losses (including a diminution in the value
           ------
of any Company's capital stock), claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation

Expenses), assessments, Taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under ARTICLE X.
                                             ---------

          "ORDERS" means judgments, writs, decrees, compliance agreements,
           ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

          "PERMITS" means all permits, licenses, authorizations, registrations,
           -------
franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

          "PERMITTED ENCUMBRANCES" means (i)  Encumbrances for Taxes not yet due
           ----------------------
and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

          "PERSON"  shall be construed broadly and shall include an individual,
           ------
a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          "PROCEEDINGS" means any action, suit, investigation or proceedings
           -----------
before any Governmental Entity or arbitrator.

          "PURCHASER INDEMNIFIED PERSONS" means and includes the Purchaser and
           -----------------------------
its subsidiaries (including, following the Closing, each Company), their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such
                                              --------  -------
Person who was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of any Company or the Seller shall not in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

          "PURCHASER INDEMNIFYING PERSONS" means the Purchaser and its
           ------------------------------
successors.

          "PURCHASER LOSSES" means any and all Losses sustained, suffered or
           ----------------
incurred by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under ARTICLE X.
                                                              ---------

          "SECURITIES" means "SECURITIES" as defined in SECTION  2(1) of the
           ----------         ----------                -------------
Securities Act.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.
           --------------

          "SELLER INDEMNIFIED PERSONS" means and includes the Seller and his
           --------------------------
respective personal representatives, estates and heirs.

          "SELLER INDEMNIFYING PERSONS" means and includes the Seller and his
           ---------------------------
respective personal representatives, estates and heirs.

          "SELLER LOSSES" shall mean any and all Losses sustained, suffered or
           -------------
incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under ARTICLE X.
                                                     ---------

          "SPECIAL TAX LOSSES" means any and all Losses sustained, suffered or
           ------------------
incurred by any Purchaser Indemnified Person arising from or in connection with Taxes payable by any Company or Affiliate thereof with respect to period ending or prior to the Closing Date or the untruth, inaccuracy or breach of the representations and warranties of any Company or the Seller contained in SECTION
                                                                         -------
6.9 that relate to or arise out of any compensation, dividends, distributions or
---
other payments made by any Company or Affiliate thereof to the Seller any former shareholder of any Company or Affiliate thereof or any officer of any Company or Affiliate thereof.

          "TAX RETURN" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TAXES" means, with respect to any Person, (i) all Income Taxes and
           -----
all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in CLAUSE (I) above as a result of (A) being a "transferee" (within the
   -----------                                    ----------
meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or
(C)  a contractual arrangement or otherwise.

                                    ANNEX II

                               ADDITIONAL AMOUNT



          "Additional Amount" shall mean the amount equal to the sum of (i) the difference between (x) the combined net income of the Companies for the period from (and including) January 1, 1998, through (and including) May 31, 1998, as set forth on, and calculated in accordance with, the Closing Income Statement, less (y) $263,098 plus (ii) interest on such amount in clause (i) at the rate of
----              ----
8 percent per annum, calculated on a per diem basis from (and including) June 1, 1998, through (but excluding) the Closing Date (assuming a year of 365 days). For the purpose of the above calculation, net income will not take into account adjustments made to prior periods, including write-downs of accounts payable.

                                   ANNEX III

                               CONTINGENT PAYMENT



          As used in this Agreement, the term "EBIT" shall mean, with respect to
                                               ----
the fiscal year of the Companies commencing January 1, 1998, and ending December 31, 1998, the "Income from Operations" as set forth on, and calculated in accordance with, the audited combined statement of operations of the Companies for the fiscal year of the Companies ending December 31, 1998, which shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Annual Financial Statements, subject to the following exceptions: (i) EBIT shall not include any reduction for interest expense incurred by or allocated to the Companies for such fiscal year; (ii) insurance expense shall remain at historical levels, even if insurance is changed to Pacer International, Inc. policies; and (iii) EBIT will not be reduced or increased by any (A) extraordinary gains or losses determined in accordance with GAAP or adjustments made to periods including prior to January 1, 1998, including write-downs of accounts payable or (B) without limiting any other provision of this Agreement, amortization of goodwill resulting from the transactions contemplated hereby.


                                     III-1